                                                                    EXHIBIT 10.6

                         SECOND LEASE AMENDING AGREEMENT

THIS AGREEMENT made as of the 13th day of November, 1998

BETWEEN:

            POLARIS REALTY (CANADA) LIMITED, a corporation duly formed pursuant to the laws of the Province of Ontario

            (hereinafter called the "Landlord")

                                            OF THE FIRST PART

                  - AND -

            FINANCIAL MODELS COMPANY INC., a corporation duly formed under the laws of the Province of Ontario

            (hereinafter called the "Tenant")

                                            OF THE SECOND PART

      WHEREAS by a lease made as of the 6th day of January, 1998 (the "Lease") the Landlord did demise and lease unto the Tenant certain Premises as therein defined;

      AND WHEREAS the Landlord and the Tenant did agree to amend the Lease by an Amendment to Lease dated the 24th day of June, 1998 (the Lease and Amendment to Lease together hereinafter referred to as the "Lease")

      AND WHEREAS the Landlord and the Tenant have agreed to further amend the Lease and have agreed to execute this Agreement to give effect thereto;

      NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein and the sum of Two Dollars ($2.00) now paid by each party to the other (the receipt and sufficiency of which is hereby acknowledged), the parties do hereby agree each with the other as follows:

1.    The above recitals are true in substance and in fact.

2. Effective from and after November 13, 1998, the Lease shall be and is hereby amended as follows:

            (i) Section 4.02 of the Lease entitled "Reduction of Minimum Annual Rent" is hereby deleted in its entirety.

            (ii) Section 1.01 (g) of the Lease entitled "Commencement Date" is hereby deleted and replaced with the following:

                  "Section 1.01 (g) Commencement Date: means March 1, 1999."

            (iii) Insert the following:

                  "Article Twenty: Special Provisions Section 20.01 Net Rent Free Period: The Tenant shall not be obligated to pay Minimum Annual Rent for the fifth floor of the Building (comprising 21,744 square feet) for the entire months of March and April 1999, only. However, the Tenant shall be responsible for Additional Rent and any additional charges relating to its Tenancy during this Net Rent Free Period."

3. The Landlord and the Tenant hereby acknowledge, confirm and agree that in all other respects the terms of the Lease are to remain in full force and effect, unchanged and unmodified except in accordance with this Agreement.

                                                            Landlord [ILLEGIBLE]
                                                            Tenant [ILLEGIBLE]

            4. Except as specifically stated in this Agreement, any expression used in this Agreement has the same meaning as the corresponding expression in the Lease.

            5. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.

                    IN WITNESS WHEREOF the parties hereto have executed this
            Agreement as of the date first written above.

                           POLARIS REALTY (CANADA) LIMITED

                               PER: /s/ Rainer Hackert
                                    ---------------------------
                                    Name: Rainer Hackert
                                    Title: President & CEO

                               PER: /s/ John A. Van Den Elzen
                                    ----------------------------------
                                    Name: John A. Van Den Elzen
                                    Title: Vice President, Central Region

                           FINANCIAL MODELS COMPANY INC.

                               PER: /s/ Stamos D. Katotakis
                                    -----------------------------
                                     Name: STAMOS D. KATOTAKIS
                                     Title: PRESIDENT & CEO

                               I/WE HAVE THE AUTHORITY TO BIND THE CORPORATION.

                                                            Landlord [ILLEGIBLE]
                                                            Tenant [ ]

[SEAL]

      THIS AMENDMENT OF LEASE MADE IN DUPLICATE as of the 24th day of JUNE, 1998

BETWEEN:

                  POLARIS REALTY (CANADA) LIMITED, a corporation duly formed pursuant to the laws of the Province of Ontario

                  (hereinafter called the "Landlord")

                                      OF THE FIRST PART                  [SEAL]

                  - and -

                  FINANCIAL MODELS COMPANY INC., a corporation duly formed under the laws of the Province of Ontario

                  (hereinafter called the "Tenant")

                                      OF THE SECOND PART

WHEREAS by Indenture of Lease made in duplicate as of the 6th day of January, 1998, (the "Lease"), the Landlord did demise and lease unto the Tenant certain Premises as therein defined;

AND WHEREAS the Landlord and Tenant have agreed to amend certain of the terms and provisions of the Lease all as more particularly herein set forth:

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these presents and the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and adequacy whereof being hereby by each acknowledged), the parties hereto hereby agree each with the other as follows:

1. Capitalized terms used and not defined herein shall, unless the context otherwise requires, have the meanings ascribed to such terms in the Lease.

2. Subsection 1.01(e) of the Lease shall be deleted and replaced by the following:

      "(e) "Building" - means the office building, having an agreed gross construction area of 102,575 sq. ft., to be constructed on the Lands in accordance with the Plans and Specifications."

3. The following Subsections of Section 1.01 are to be deleted from the Lease "(i)", "(m)", "(n)", "(ab)", "(ac)" and "(an)".

4.    Subsection 1.01(t) shall be deleted and replaced by the following:

      "(t) Leased Premises: means the Lands, the Building and other improvements to be constructed on the Lands in accordance with the Plans and Specifications"

5. Subsection 1.01(x) entitled Operating Costs shall be amended by deleting the following sentence at the end thereof:

      "The Landlord shall be entitled to adjust Operating Costs to reflect full occupancy of the Building."

      Section 2.02 entitled "Area of Leased Premises" is hereby deleted

6. Section 4.01 entitled "Minimum Annual Rent" shall be deleted and replaced by the following:

      "4.01 Minimum Annual Rent

Lease Year           Minimum Annual Rental           Monthly Instalment
----------       -----------------------------       ------------------
1 - 5            $1,333,475 (being $13.00 per           $111,122.91
inclusive        square foot)

6 - 10           $1,615,556.25 (being $15.75            $134,629.68
inclusive        per square foot)

11 - 15          $1,861,736.25 (being $18.15            $155,144.68
inclusive        per square foot)
and month
181 of the
Initial
Term, if
applicable

      Minimum Annual Rent as calculated above is based on the gross construction area of the Building being 102,575 square feet.

7. Section 4.02 entitled "Reduction of Minimum Annual Rent" of the Lease shall be amended to read as follows:

      "4.02 Reduction of Minimum Annual Rent

      "The Tenant may, by notice to the Landlord given not less than 90 days prior to the Commencement Date, elect not to occupy the fifth floor of the Building for the first year of the Term and if it so elects, the Tenant shall pay no Minimum Annual Rent but shall pay Additional Rent in respect of the area of the fifth floor of the Building, being 21,744 square feet. In the event that the Tenant occupies any portion of the said fifth floor at the Commencement Date then the Tenant shall pay full Minimum Annual Rent for the whole of the fifth floor during the first year of the Term. In the event that the Tenant occupies any portion of the fifth floor during the first year of the Initial Term the Tenant shall, from and after the date of such occupation, pay full Minimum Annual Rent for the full area of the fifth floor of the Building. Whether or not the Tenant occupies all or any portion of the fifth floor of the Building, the Tenant shall pay full annual rent thereon, commencing on the first anniversary of the Commencement Date.

8.    Subsection 4.03(c) is hereby deleted and replaced by the following:

      "Operating Costs in accordance with Section 6.15 hereof; plus"

9. Section 4.06 entitled "Deposit" is to be amended by deleting the first sentence thereof and replacing it by the following:

      "4.06 "Deposit:

      Contemporaneously with its execution hereof, the Tenant shall deliver to the Landlord a certified cheque in the amount of $86,836.76 (which amount does not include G.S.T.) being the difference between deposits previously made and Minimum Annual Rent and Additional Rent payable in the amounts of $164,498.17 and $188,054.17 for the first two months, respectively of the Term."

10. Section 6.04 entitled "Signage" shall be amended by deleting the last sentence thereof.

11. Section 6.05 entitled "Parking:" shall be deleted and replaced by the following:

      "6.05 Parking:

      Landlord shall construct as part of Landlord's Work and make available to the Tenant, at no cost to the Tenant, a parking area containing not less than 400 parking stalls. Parking of motor vehicles shall be subject to rules and regulations established by the Landlord from time to time."

12. The second paragraph of Section 6.06 is hereby amended by replacing the words "Leased Premises" in line 2 and in the last line of the paragraph by the word "Building".

13. Section 6.11 is hereby amended by replacing the words "Gross Leasable Area" on lines 25 and 26 by the words "gross construction area".

14.   Section 6.12 of the Lease is hereby deleted.

15.   Section 6.15 of the Lease is hereby deleted.

16. Subsection 8.01(a) of the Lease shall be amended by deleting the word "Building" in line one and replacing it by the word "Leased Premises".

17. Subsection 8.03(a)(i) shall be amended by deleting the words "as its interest may appear" in the second last line thereof.

18. Amend Subsection 8.03(a)(ii) by deleting the first line and replacing it by the following:

      "all risks property insurance covering leasehold improvements, trade fixtures, furnishings, ..."

19. Section 8.08 is hereby amended by replacing the words "Gross Leasable Area" in line 4 by the words "gross construction area".

20. Section 9.02 of the Lease entitled "Tenant's Proportionate Share of Landlord's Taxes:" is hereby amended to read as follows:

      "9.02 Payment of Landlord's Taxes:

      The Tenant covenants to pay to the Landlord, as Additional Rent, Landlord's Taxes in each calendar year. Payment shall be made in accordance with the provisions of Section 4.03 and 4.04 hereof."

21.   Sections 9.04 and 9.05 of the Lease are hereby deleted.

22. Subsection 14.01(j) is hereby amended by replacing the words "Gross Leasable Area" in line 8 by the words "gross construction area".

23. Article Twenty of the Lease entitled "Special Provisions" is hereby deleted.

24. Throughout the Lease the word "Project" shall be replaced by the words "Leased Premises".

25. The Lease, as herein amended and modified, shall continue in full force and effect between Landlord and Tenant.

26. The sketch attached as Schedule "A-2" to the Lease is hereby replaced by the sketch attached as Schedule "A-2" hereto.

27. This Lease Amending Agreement shall enure to the benefit and be binding upon the parties hereto and their respective successors and assigns and shall be governed in all respects by the laws of the Province of Ontario.

IN WITNESS WHEREOF the parties have hereunto by the hands of their proper officers authorized in that behalf executed these presents and affixed their corporate seal as of the date first above mentioned.

                                    POLARIS REALTY (CANADA) LIMITED

                                    Per: /s/ Rainer Hackert
                                    --------------------------------
                                    Name: Rainer Hackert
                                    Position: President & C.E.O.

                                    /s/ John A. Van Den Elzen
                                    --------------------------------
                                    Name: John A. Van Den Elzen
                                    Position: Vice President, Central Region

                                    FINANCIAL MODELS COMPANY INC.

                                    Per: /s/ Richard W. Arnold
                                    --------------------------------
                                    Name: Richard W. Arnold
                                    Position: Secretary

                         POLARIS REALTY (CANADA) LIMITED

                                                                        LANDLORD

                                     - AND-

                          FINANCIAL MODELS COMPANY INC.

                                                                          TENANT

                                      LEASE

                                TABLE OF CONTENTS

ARTICLE ONE - DEFINITIONS AND INTERPRETATION .......................................     1
      Section 1.01 Definitions .....................................................     1
      Section 1.02 Schedules .......................................................     6
      Section 1.03 Interpretation ..................................................     7
      Section 1.04 Number and Gender ...............................................     7
      Section 1.05 Table of Contents, Headings, Divisions and Recitals .............     7
      Section 1.06 Statutes ........................................................     8
      Section 1.07 Obligations as Covenants ........................................     8
      Section 1.08 Relationship - Landlord and Tenant ..............................     8
      Section 1.09 Partial Invalidity ..............................................     8
      Section 1.10 Entire Agreement ................................................     8
      Section 1.11 Successors and Assigns ..........................................     8
      Section 1.12 Governing Law ...................................................     8

ARTICLE TWO - DEMISE ...............................................................     8
      Section 2.01 Demise ..........................................................     8
      Section 2.02 Area of .........................................................     9

ARTICLE THREE - TERM ...............................................................     9
      Section 3.01 Term ............................................................     9
      Section 3.02 Renewal Options .................................................     9

ARTICLE FOUR - RENT ................................................................    10
      Section 4.01 Minimum Annual Rent .............................................    10
      Section 4.02 Reduction of Minimum Annual Rent ................................    11
      Section 4.03 Additional Rent .................................................    11
      Section 4.04 Payment of Additional Rent ......................................    11
      Section 4.05 Accrual of Rent .................................................    12
      Section 4.06 Deposit .........................................................    12
      Section 4.07 Set-Off .........................................................    12
      Section 4.08 Net Net Net Lease ...............................................    13
      Section 4.09 Accord and Satisfaction .........................................    13
      Section 4.10 Security for Payment of Rent ....................................    13

ARTICLE FIVE - COVENANTS AND REPRESENTATIONS .......................................    14
      Section 5.01 Landlord's General Covenants ....................................    14
      Section 5.02 Tenant's General Covenants ......................................    14

ARTICLE SIX - USE AND OCCUPANCY  OF LEASED PREMISES ................................    14
      Section 6.01 Use of Leased Premises ..........................................    14
      Section 6.02 Observance of Law ...............................................    14
      Section 6.03 Waste or Nuisance ...............................................    15
      Section 6.04 Signage .........................................................    15
      Section 6.05 Parking .........................................................    15
      Section 6.06 Maintenance and Repairs by the Tenant ...........................    15
      Section 6.07 Repairs by the Landlord .........................................    16
      Section 6.08 Landlord's Approval of Tenant's Repairs .........................    16
      Section 6.09 Repair on Notice and Surrender of Leased Premises ...............    17
      Section 6.10 Maintenance by the Landlord .....................................    17
      Section 6.11 Heating, Ventilating and Air-Conditioning .......................    17
      Section 6.12 Common Areas ....................................................    18
      Section 6.13 Caretaking ......................................................    19
      Section 6.14 Electricity, Replacement of Lamps and Utilities .................    19
      Section 6.15 Proportionate Share of Operating Costs ..........................    20
      Section 6.16 Control of the Project by the Landlord ..........................    21
      Section 6.17 Tenant not to Overload Utility and Service Facilities ...........    21
      Section 6.18 Rules and Regulations ...........................................    21
      Section 6.19 Loading and Unloading ...........................................    22
      Section 6.20 Window Covers ...................................................    22

      Section 6.21 No Defacing .................................................................    22
      Section 6.22 Additional Services .........................................................    22

ARTICLE SEVEN - SUBORDINATION, ATTORNMENT
AND STATUS STATEMENT BY TENANT .................................................................    22
      Section 7.01 Subordination and Attornment by Tenant to Mortgagee .........................    22
      Section 7.02 Status Statement of Tenant ..................................................    23
      Section 7.03 Status Statement of Landlord ................................................    24

ARTICLE EIGHT - INSURANCE, EXPROPRIATION AND INDEMNITY .........................................    24
      Section 8.01 Landlord's Insurance ........................................................    24
      Section 8.02 Tenant's Effect on Insurance ................................................    25
      Section 8.03 Tenant's Insurance ..........................................................    26
      Section 8.04 Landlord's Right to Place Tenant's Insurance ................................    27
      Section 8.05 Notice of Accident, Defects, Etc.............................................    27
      Section 8.06 Damage to Leased Premises ...................................................    27
      Section 8.07 Proceeds of Insurance .......................................................    28
      Section 8.08 Landlord Need Not Restore ...................................................    28
      Section 8.09 Expropriation or Condemnation ...............................................    28
      Section 8.10 Indemnification of the Landlord .............................................    29
      Section 8.11 Indemnification of the Tenant ...............................................    29
      Section 8.12 Loss and Damage .............................................................    29

ARTICLE NINE - TAXES ...........................................................................    30
      Section 9.01 Payment of Tenant's Taxes ...................................................    30
      Section 9.02 Tenant's Proportionate Share of Landlord's Taxes ............................    30
      Section 9.03 Payment of Landlord's Taxes - Appeals .......................................    30
      Section 9.04 Allocation of Taxes .........................................................    30
      Section 9.05 Separate Assessment for the Leased Premises .................................    30
      Section 9.06 Adjustment of Taxes .........................................................    31
      Section 9.07 Receipts ....................................................................    31
      Section 9.08 Separate School Taxes .......................................................    31
      Section 9.09 Business Taxes and Other Taxes Payable by the Tenant ........................    31
      Section 9.10 No Appeal by Tenant .........................................................    31

ARTICLE TEN - FORCE MAJEURE ....................................................................    32
      Section 10.01         Force Majeure ......................................................    32

ARTICLE ELEVEN - ACCESS ........................................................................    32
      Section 11.01         Exhibit ............................................................    32

ARTICLE TWELVE - OVERHOLDING ...................................................................    32
      Section 12.01         Tenancy after Expiration ...........................................    32

ARTICLE THIRTEEN - ASSIGNMENT AND SUBLETTING ...................................................    33
      Section 13.01         Consent Required ...................................................    33
      Section 13.02         Conditions of Consent ..............................................    33
      Section 13.03         Information to be Provided .........................................    33
      Section 13.04         Restricted Transaction .............................................    33
      Section 13.05         Financial Information ..............................................    34
      Section 13.06         Transactions with an Affiliate .....................................    34
      Section 13.07         Assignment by Landlord .............................................    34

ARTICLE FOURTEEN - CONSTRUCTION ................................................................    35
      Section 14.01         Agreements Concerning Construction .................................    35

ARTICLE FIFTEEN - FIXTURES AND IMPROVEMENTS ....................................................    38
      Section 15.01         Removal and Restoration of Improvements ............................    38
      Section 15.02         Not to Overload Floors or Ceilings .................................    38
      Section 15.03         Tenant shall Discharge all Liens ...................................    39

ARTICLE SIXTEEN - ENVIRONMENTAL PROVISIONS ..........................................   39
       Section 16.01        Environmental Provisions ................................   39

 ARTICLE SEVENTEEN - DEFAULT ........................................................   41
       Section 17.01        Remedies on Default .....................................   41
       Section 17.02        Landlord's Right to Perform .............................   42
       Section 17.03        Distress ................................................   42
       Section 17.04        Interest and Costs ......................................   42
       Section 17.05        Allocation of Payments ..................................   42
       Section 17.06        Survival of Obligations .................................   42
       Section 17.07        Non-waiver ..............................................   43
       Section 17.08        Alternative Remedies ....................................   43

 ARTICLE EIGHTEEN - ARBITRATION .....................................................   43
       Section 18.01        Arbitration .............................................   43

 ARTICLE NINETEEN - GENERAL PROVISIONS ..............................................   44
       Section 19.01        Notices .................................................   44
       Section 19.02        Planning Act ............................................   45
       Section 19.03        Registration ............................................   45
       Section 19.04        Counterparts ............................................   45

 ARTICLE TWENTY - SPECIAL PROVISIONS ................................................   45
       Section 20.01        Right of First Refusal ..................................   45

THIS INDENTURE made in duplicate as of the 6th day of January, 1998.

IN PURSUANCE OF THE SHORT FORM OF LEASES ACT

BETWEEN:

                  POLARIS REALTY (CANADA) LIMITED, a corporation duly formed pursuant to the laws of the Province of Ontario,

                  (hereinafter called the "Landlord")

                                     OF THE FIRST PART

                  - and -

                  FINANCIAL MODELS COMPANY INC., a corporation duly formed under the laws of the Province of Ontario

                  (hereinafter called the "Tenant")

                                     OF THE SECOND PART

            WITNESSES THAT:

            WHEREAS the Landlord has agreed to lease to the Tenant, and the Tenant has agreed to lease from the Landlord, the Leased Premises (as hereinafter defined) on and subject to the terms and conditions herein set forth.

                                   ARTICLE ONE

                         DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: The parties hereto agree that when used in this Lease or in any Schedule attached to this Lease, the following words or expressions have the meanings hereinafter set forth:

      (a) Additional Rent: means any and all money, charges, or other amounts which the Tenant is obligated to pay under this Lease, other than Minimum Annual Rent, whether or not any of such amounts is designated as "Additional Rent" or not and whether payable to the Landlord or to third parties.

      (b) Affiliate: in respect of either the Landlord or the Tenant means a corporation which is a subsidiary of the party, which has the party as a subsidiary or which is a subsidiary of a corporation of which the party is a subsidiary. For the purpose of this definition, the corporation shall be deemed to be a subsidiary of another corporation if, but only if, any one or more of such corporation and its subsidiaries collectively own or control more than 50% of the outstanding voting shares in the capital of such first mentioned corporation.

      (c) Architect: means an independent, fully accredited architect or firm of architects entitled to practise in the Province of Ontario as appointed from time to time by the Landlord.

      (d) Authority: means the Corporation of the City of Mississauga, the Regional Municipality of Peel, the Province of Ontario, Canada, or any municipal, regional, provincial or federal department, branch,

                                       2.

            agency, regulating authority or other authority whatsoever, including the National Fire Protection Association, or other body having or purporting to have jurisdiction over the Leased Premises or the use thereof.

      (e) Building: means the office building, currently estimated to have an area of 100,208 sq. ft. more or less, to be constructed on the Lands in accordance with the Plans and Specifications.

      (f) Business Day: means any day that is not a Saturday, Sunday or statutory holiday in the Province of Ontario.

      (g) Commencement Date: means the first day of the month next following the Date of Substantial Completion.

      (h) Common Areas: means that portion of the Lands together with those building improvements or facilities intended and designated, from time to time, by the Landlord for the common use and enjoyment of all the tenants and occupants of the Building, including the Tenant, and their respective agents, invitees, servants, employees, customers and other persons having business with them or any of them including, without limitation, exterior parking areas, landscaped areas, roadways, walkways, entrances, and exits to the Lands and the Building, the entrances and exits to the sidewalks adjacent to the Building, the stairways, common corridors, elevators, elevator lobbies, washrooms, mechanical, electric, telephone and service rooms and closets therein but shall exclude leasable premises.

      (i)   Conversion Factor: means 1.145.

      (j) Date of Substantial Completion: means the date when the Building and all tenant improvements to be constructed by the Landlord have been Substantially Completed ready for tenant occupancy as evidenced by the Landlord or the Architect delivering to the Tenant a certificate of the Architect certifying same or as determined by arbitration.

      (k) Environmental Laws: has the meaning ascribed to such term in section 16.01(a) hereof.

      (l)   Force Majeure: has the meaning ascribed to such term in section
            10.01 hereof.

      (m) Gross Leasable Area of the Building: means the number obtained by adding to the Gross Leasable Area of the Leased Premises, the Gross Leasable Area of other rentable premises in the Building.

      (n) Gross Leasable Area of the Leased Premises: means the product obtained by multiplying the Usable Area of the Leased Premises by the Conversion Factor.

      (o)   Hazardous Substance: has the meaning ascribed to such term in section 16.01(a) hereof.

      (p) Initial Term: means the period of fifteen (15) years commencing on the Commencement Date.

      (q) Lands: means the lands in the City of Mississauga described in Schedule "A-1" and outlined on the sketch annexed as Schedule "A-2" hereto.

      (r) Landlord's Taxes: The aggregate of all Taxes other than Tenant's Taxes charged against the Project or any part thereof or upon the

                                       3.

            Landlord in respect thereof plus all costs and expenses (including legal and other professional fees and interest and penalties or deferred payments) incurred, in good faith, by the Landlord, in contesting, resisting or appealing any of the foregoing, and including any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate, income, profit or excess profit taxes payable by the Landlord to the extent such taxes are not levied in lieu of any of the foregoing against the Project or any part thereof or upon the Landlord in respect thereof and shall also include any and all taxes which may in the future be levied in lieu of Taxes. The Landlord shall be entitled to adjust the Landlord's Taxes to an amount that would have been paid had the Building been fully assessed in the year to which the Taxes are attributable as a fully occupied development.

      (s)   Landlord's Work: has the meaning ascribed to such term in section
            14.01 hereof.

      (t) Leased Premises: means all Usable Area on the ground floor, the second floor, the third floor and the fourth floor of the Building.

      (t) Lease Year: means each period during the tenancy hereby created which commences on the Commencement Date or an anniversary thereof and ends either on the day preceding the succeeding anniversary of the Commencement Date or on the last day of the tenancy hereby created, whichever occurs first.

      (u)   Minimum Annual Rent: has the meaning ascribed to such term in
            Section 4.01 hereof.

      (v) Mortgage: means and includes any mortgage or charge or debenture secured on real property, deed of trust and mortgage securing bonds, indenture supplemental thereto, and any other security instrument affecting the Leased Premises or any part thereof or interest therein, granted by the Landlord to any third party and includes any renewal, modification, consolidation, replacement or extension of the foregoing.

      (w) Mortgagee: means the mortgagee, trustee or security holder, as the case may be, of a Mortgage.

      (x) Operating Costs: means, in any fiscal period designated by the Landlord, all costs, expenses, fees, rentals and outlays of every kind paid or incurred, calculated in accordance with sound accounting practices, by the Landlord or on the Landlord's behalf without duplication in respect of the maintenance and cleaning, repair and operation of the Project and the curbs and sidewalks adjoining the same, including without limiting the generality of the foregoing:

            (i) salaries, wages, payroll taxes, workmen's compensation, medical, surgical, union and general welfare benefits (including, without limitation, group life insurance), pension payments, uniforms and related expenses of employees of the Landlord engaged in the repair, operation, management, maintenance, cleaning and caretaking of the Project, but excluding salaries or other benefits of head office administration staff; the cost of all charges for gas, steam, electricity, heat, ventilation, air-conditioning, water and other utilities furnished to the Project, together with any Taxes on such utilities; the cost of painting and redecorating; the cost of all charges for rental, casualty, liability, boiler, machinery and fidelity insurance with regard to the Project and the repair, maintenance, cleaning, caretaking and/or operation thereof, less the proceeds of any insurance received by the Landlord

                                       4.

                  in respect thereof; the cost of rentals of all supplies (including, without limitation, cleaning and caretaking supplies), tools, materials and equipment, and sales and other taxes thereon; the fair rental value (having regard to the rentals prevailing from time to time for similar space) of space used by the Landlord, acting reasonably, in connection with the maintenance, repairs, operation, administration or management of the Project; the cost of all charges for window and other cleaning, caretaking and janitorial and security services in respect of the Project, charges of independent contractors including fees or commissions paid on account of reductions in Operating Costs attributable to machinery, equipment or systems installed to reduce or limit Operating Costs provided that such fees or commissions shall not exceed the amount by which Operating Costs are so reduced; repairs and replacements made by the Landlord at its expense, less the proceeds of any insurance received by Landlord in respect thereof; the reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Project; a management fee of (4%) percent of gross amounts received or receivable by the Landlord in respect of the Project for all items, including all such items as are included In this Lease as Rent; any special or other assessment or levy imposed upon the Project, including commercial concentration tax; capital taxes, if any, payable by the Landlord in respect of or resulting from the Landlord's ownership or other interest in the Project or any part or any tax in lieu of such taxes, which capital taxes shall be calculated and determined as if the Landlord had no ownership or interest in any other real or personal property other than the Project and ail furnishings, equipment and improvements therein, all of which shall be determined by the Landlord's Accountant whose determination shall be final and binding; snow removal, garbage and waste collection and disposal; policing, security, supervision and traffic control; and all other charges properly allocable to the repair, operation and maintenance of the Project; and

            (ii) the cost of any capital improvements to the Project or any part or parts thereof and/or of any machinery or equipment installed in the Project incurred to reduce or limit Operating Costs, or required by any change in the laws, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction, which costs shall be amortized over the useful life of the improvement, machinery and/or equipment (as reasonably estimated by Landlord's Accountant) and interest on the undepreciated portion of the original cost of such capital improvements, machinery and equipment at two (2%) percent in excess of the Prime Rate.

                  Excluding, however:

                  (I) interest on and amortization of debts and capital retirement of debt;

                  (II)  tenant improvements and leasing commissions;

                  (III) any credit received by the Landlord on account of work done under warranty;

                  (IV) costs for which the Landlord is reimbursed for its insurers;

                                       5.

                  (V) the costs of any additional services provided to any tenants and recovered from such tenants;

                  (VI) cost of repairs for which the Landlord is responsible under Section 6.07 hereof; and

                  (VII) the costs of repairing or replacing any inherent structural defects in the floors, foundations, exterior walls and interior load bearing walls of the Building.

                  (VIII) taxes and costs similar to those costs referred to in
                         Section 6.14 hereof charged to tenants.

            The Landlord shall be entitled to adjust Operating Costs to reflect full occupancy of the Building.

      (y) Person: means, if the context allows, any individual, body corporate, partnership, joint venturer, association, syndicate, trust, or unincorporated organization or any trustee, executor, administrator or other legal representative or any combination thereof.

      (z) Plans and Specifications: means those plans and specifications which may from time to time be initialled or approved in writing by both Landlord and Tenant, initialled by each of them and annexed to this Lease.

      (aa) Prime Rate: means the rate of interest quoted from time to time by the Canadian Imperial Bank of Commerce (or such other chartered bank as may be designated by the Landlord) as its "prime lending rate".

      (ab) Project: means collectively the Lands, the Building and other improvements constructed from time to time on the Lands.

      (ac) Proportionate Share: means a fraction, having as its numerator, the Gross Leasable Area of the Leased Premises and, as its denominator, the total Gross Leasable Area of the Building.

      (ad) Re-entry Date: means the first date following a default of the Tenant when the Landlord, being so entitled pursuant to the provisions hereof, has either terminated this Lease or as agent of the Tenant has re-entered and taken possession of all or part of the Leased Premises.

      (ae)  Refusal Date: means has the meaning ascribed to such term in Section
            20.01 hereof,

      (af) Rent: means Minimum Annual Rent payable during the Term, Additional Rent, and all other amounts payable by the Tenant to the Landlord or to third parties hereunder which are designated as being collectible as rent.

      (ag) Renewal Terms: means the two (2) additional consecutive five year terms provided for in Sections 3.02 hereof.

      (ah) Restoration: has the meaning ascribed to such term in section 8.07 hereof.

      (ai) Site Plan: means the site plan annexed hereto as Schedule "A-2", as same may be amended from time to time by written amendment approved in writing by both Landlord and Tenant.

                                       6.

      (aj) Substantial Completion or Substantially Complete: shall mean when the construction of the Building has been substantially performed, as such term is defined in the Construction Lien Act, R.S.O. 1990,
            C. 30, as amended, and required approvals have been obtained from all Authorities to permit occupancy by the Tenant of the Leased Premises.

      (ak) Taxes: means all taxes, rates, duties, levies, fees, charges, sewer levies, local improvement rates, and assessments whatsoever, including capital tax imposed, assessed, levied or charged by any school, municipal, regional, provincial, federal, parliamentary or other governmental body, corporation, authority, agency or commission (including, without limitation, school boards and utility commissions) and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any of the foregoing, and including any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such taxes, rates, duties, levies, fees, charges or assessments, but excluding such taxes as capital gains taxes, corporate, income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Project or any part thereof or the Landlord in respect thereof and shall also include any and all taxes, rates, duties, levies, fees, etc. which may in the future be levied in lieu of Taxes as hereinbefore defined. If any business transfer tax, value added tax, multi-stage tax, sales tax, goods and services tax or any like tax is imposed on the Landlord by any governmental authority on any Rent or portion thereof payable by the Tenant under this Lease or upon the value of the Project same shall be included in Taxes for the purposes of this Lease.

      (al)  Tenant's Taxes: means the aggregate of:

            (i) all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, trade fixtures, business, income, occupancy and/or turnover of the Tenant or any other occupant of the Leased Premises, and to any leasehold improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises; and

            (ii) the amount by which Taxes (whether imposed upon the Landlord or the Tenant) are increased above the Taxes which would have otherwise been payable, which increase is as a result of the use or occupation of the Leased Premises by the Tenant or any other occupant of the Leased Premises being taxed or assessed in support of separate schools.

      (am) Term: means the period of 15 years commencing on Commencement Date and includes the Initial Term and, as applicable, one or more Renewal Terms.

      (an) Usable Area: means the aggregate of the actual occupiable area of each floor of the Leased Premises, calculated by measuring from the inside faces of the Building glass surfaces to the inside faces of the opposite Building glass surfaces excluding stairs and elevator shafts (other than special stairs and/or elevators for the special use of the Tenant) electrical rooms, telephone rooms, janitors's closets, and mechanical rooms located on such floor. No deduction shall be made for columns and projections necessary to the Building.

Section 1.02 Schedules: The following are the Schedules which are attached to and form part of this Lease.

                                       7.

Schedule  A-1  Legal Description
Schedule  A-2  Site Plan
Schedule  B    Plans and Specifications
Schedule  C    Lease Form for Registration
Schedule  D    Rules and Regulations
Schedule  E    Form of Letter of Credit

Section 1.03 Interpretation:

      (a) Unless the context otherwise requires, the word "Landlord" wherever it is used herein shall be construed to include and shall mean the Landlord, its successors and/or assigns, and the word "Tenant" shall be construed to include and shall mean the Tenant, and the successors and/or assigns of the Tenant permitted in accordance herewith and when there are two or more Persons bound by a covenant herein, their obligations hereunder shall be joint and several; the word "Landlord" or the word "Tenant" and the personal pronoun "it" relating thereto and used therewith shall be read and construed as "Landlord's", "Tenant's", and "his", "her", "its", or "their" respectively, as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith shall be construed so as to agree with the said word or pronoun so substituted.

      (b) The expressions "herein", "hereof", "hereby", "hereunder", "hereto", "hereinafter" and similar expressions refer to this Lease and not to any particular section, paragraph or other portion hereof, unless there is something in the subject matter or context inconsistent therewith.

      (c) The word "include" or the word "including", when preceding or following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather is to be construed to refer to all other items or matters that could reasonably fall within the scope of such general statement, term or matter.

      (d) Except as otherwise provided herein, all calculations required or permitted under this Lease shall be made in accordance with sound accounting practice.

Section 1.04 Number and Gender: All words denoting number and gender will be construed so as to denote the number and gender required by the context.

Section 1.05 Table of Contents, Headings, Divisions and Recitals:

      (a) The table of contents, article and section headings, and article and section numbers are inserted for convenient reference only. They do not define, limit or describe the scope or intent of the various articles and sections of the Lease nor do they modify the express provisions of the Lease, and they are not to be considered when interpreting this Lease.

      (b) All references in this Lease to schedules, articles, sections and other subdivisions refer to those in this Lease unless otherwise indicated. Where referring in one section to a subdivision of another section, the reference, for the sake of brevity, begins with a designation of the other section followed consecutively by designations of subdivisions to and including the subdivision to which reference is being made. For example, where referring to clause (c) of paragraph (1) of Section 5.02, the reference would be "section 5.02(1) (c)".

                                       8.

      (c) The recitals to this Lease are not intended to modify the express provisions of this Lease and are not to be considered when interpreting this Lease.

Section 1.06 Statutes: Any reference to a statute will include and be deemed to be a reference to the statute and the regulations pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding the statute so referred to or the regulations made pursuant thereto.

Section 1.07 Obligations as Covenants: Each obligation or agreement of the Landlord or the Tenant as set forth herein is to be construed as a separate and independent covenant, even though it has not been expressed as a covenant.

Section 1.08 Relationship - Landlord and Tenant: Nothing contained herein shall be deemed to create any relationship between the Landlord and Tenant other than that of landlord and tenant.

Section 1.09 Partial Invalidity: If any provision of this Lease or its application to a Person or circumstance is invalid, illegal or unenforceable, it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall not be affected thereby, shall remain in force and be binding upon the parties hereto and may be enforced to the fullest extent permitted at law as though the said invalid, illegal or unenforceable provision or provisions had never been included.

Section 1.10 Entire Agreement: This Lease sets forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and supersedes all prior agreements understandings and negotiations. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as set forth in this Lease. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease will be binding upon the Landlord or the Tenant unless reduced to writing and signed by them.

Section 1.11 Successors and Assigns: This Lease and everything herein contained shall enure to the benefit of an be binding upon the respective successors, permitted assigns and other legal representatives, as the case may be, of each of the parties hereto, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, as appropriate and necessary provided, however that this Lease shall not enure to the benefit of any of such parties unless and only to the extent expressly permitted pursuant to the provisions hereof.

Section 1.12 Governing Law: This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Subject to the provisions hereof concerning arbitration, all matters and disputes, whether sounding in contract or in tort relating to the validity, construction, interpretation, breach or enforcement of this Lease shall be determined before the courts of the Province of Ontario and the Landlord and the Tenant each hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario in all such matters and disputes.

                                   ARTICLE TWO

                                     DEMISE

Section 2.01 Demise: NOW, THEREFORE, in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord by these presents demises and leases unto the Tenant the Leased Premises.

                                       9.

Section 2.02 Area of Leased Premises: The Gross Leasable Area of the Leased Premises shall be calculated and certified by the Architect or an independent qualified surveyor selected by the Landlord. Within sixty (60) days following the Date of Substantial Completion of the Building, the Landlord shall provide to the Tenant a certificate of the Architect or a duly qualified surveyor as to the Gross Leasable Area of the Leased Premises and the Gross Leasable Area of the Building. Following issuance of the certificate, Minimum Annual Rent payable by the Tenant pursuant to this Lease shall be adjusted accordingly and the Landlord or Tenant, as applicable, shall forthwith pay to the other any adjustment in Minimum Annual Rent previously paid as a consequence of such calculation and shall adjust the amount of the deposit made under Section 4.06 as a consequence of such calculation. Any dispute concerning the certification of the Gross Leasable Area of the Leased Premises shall be determined by arbitration provided that until a determination is made by arbitration the Tenant shall pay to the Landlord Minimum Annual Rent calculated on the basis of the Architect's or surveyor's certification subject to retroactive adjustment following arbitration.

                                 ARTICLE THREE

                              TERM AND TERMINATION

Section 3.01 Term: TO HAVE AND TO HOLD the Leased Premises for and during the Initial Term. The Tenant has no entitlement to renew or extend the Initial Term except as may be expressly provided for herein.

Section 3.02 Renewal Options: Provided:

      (a) the Tenant is not then in default and has not been repeatedly in default under this Lease;

      (b) the Tenant has not made any assignment for the benefit of creditors and has not become bankrupt or insolvent or taken the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors;

      (c)   a receiving order has not been made against the Tenant;

      (d) no receiver or other similarly appointed person has taken possession or effective control or the assets of business of the Tenant or a substantial portion thereof pursuant to any security or similar agreement or by any other similar means whatsoever;

      (e) the Tenant has not assigned this lease or sublet or permitted a change in occupancy of the Leased Premises, save as permitted herein;

      (f) the Tenant or a permitted assignee or sub-lessee has continuously operated in the Leased Premises the Permitted Business specified in the Basic Provisions hereof;

then the Tenant shall have the option of extending the Term for two (2) additional consecutive Renewal Terms of five (5) years each, exercisable separately as to each Renewal Term by written notice given to the Landlord (which notice, in order to be valid, must be sent by registered mail, postage prepaid no later than six (6) months prior to the expiration of the Initial Term or prior to the expiration of the first Renewal Term as the case may be), upon the same terms and conditions as contained in this Lease, save and except the Tenant shall not be entitled to any rent free period, fixturing period or tenant allowance or any further option to extend the Term beyond the second Renewal Term and save and except the amount of annual Minimum Annual Rent to be paid during each of the Renewal Terms, which Minimum Annual Rent shall be established by agreement of the Landlord and the Tenant both having regard to the then current fair market rates of Minimum Annual Rent for premises in buildings of similar quality, age, condition and location. Failing

                                       10.

such agreement on or before the date which is 90 days after the giving of the applicable renewal notice, such Minimum Annual Rent shall be established in the manner hereinafter set forth' provided that in no event shall such Minimum Annual Rent be less than the annual Minimum Annual Rent payable for the immediately preceding lease Year. The Landlord and Tenant shall proceed in good faith for a period not less than seven days to select a single arbitrator to determine Minimum Annual Rent, which arbitrator shall be independent of the Landlord and Tenant without bias and experienced in the determination of fair market value rents for commercial properties in the Province of Ontario. If the parties cannot agree on the selection of the single arbitrator within such seven day period, either of them may apply under relevant Ontario legislation for the appointment of a single arbitrator. The single arbitrator is to proceed promptly to determine the matter and his decision is to be final and binding upon the Landlord and Tenant and not subject to appeal. The cost of the arbitrator shall, unless otherwise determined by the arbitrator, be shared equally by Landlord and Tenant. If upon the commencement of an Renewal Term the amount of annual Minimum Annual Rent for such Renewal Term has not been determined as herein provided, then until such determination has been made, the Tenant shall continue to pay the monthly Minimum Annual Rent which it paid immediately prior to the commencement of such Renewal Term, and upon determination of the amount of Minimum Annual Rent for an Renewal Term as herein provided, the Tenant shall promptly pay to the Landlord any increased amount that would have been payable had the Minimum Annual Rent been determined as of the first day of such Renewal Term. In the event that the Tenant fails to provide a notice of extension within the time above required, the Landlord, prior to reletting the Leased Premises or taking possession of shall advise the Tenant in writing of its intention to so do. The Tenant shall have 7 days next following receipt of such notice to notify the Landlord in writing of its exercise of the option as above required in which event the Term shall be extended in the manner above provided. The Landlord shall be under no obligation to notify the Tenant and the Tenant shall have no right to renew if there has been a breach of any of provisions (a) to (f) above inclusive.

                                  ARTICLE FOUR

                                      RENT

Section 4.01 Minimum Annual Rent: YIELDING AND PAYING THEREFOR, yearly and every year during the Initial Term, unto the Landlord, without any deduction, set-off, or abatement whatsoever, except as herein expressly provided in section 4.07, the following Minimum Annual Rental, payable in lawful money of Canada, in equal consecutive monthly instalments each in advance on the first day of each and every month during the Initial Term:

  Lease Year          Minimum Annual Rental     Monthly Instalment
---------------     -------------------------   ------------------
1 - 5 inclusive     $1,027,078 (being $13.00    $        85,589.83
                    per rentable square foot)

6 - 10 inclusive    $1,244,344,59 (being        $       103,695.37
                    $15.75 per rentable
                    square foot)

11 - 15 inclusive   $1,433,958.90 (being        $       119,496.57
                    $18.15 per rentable
                    square foot)

Minimum Annual Rent as calculated above is based upon the Gross Leasable Area of the Leased Premises being 79,006 square feet and is to be adjusted, as applicable, following actual measurement as provided in Section 2.02 hereof. Landlord and Tenant acknowledge that the actual Gross Leasable Area of the Leased Premises may differ from the above as a result of alteration of Building size which may be undertaken by the Landlord as a result of changes required by an Authority or in the Landlord's discretion; provided, however, that if such changes are solely the result of the Landlord's discretion such difference shall be no greater than 5% of the current Gross Leasable Area of 79,006 square feet."

                                       11.

Section 4.02 Reduction of Minimum Annual Rent: The Tenant may, by notice to the Landlord given not less than 90 days prior to the Commencement Date, elect not to occupy the fourth floor of the Building for the first year of the Term and if it so elects, the Tenant shall pay no Minimum Annual Rent but shall pay Additional Rent in respect of the Gross Leasable Area of the fourth floor of the Leased Premises, being approximately 22,129 sq. ft. In the event that the Tenant occupies any portion of the said fourth floor at the Commencement Date then the Tenant shall pay full Minimum Annual Rent for the whole of the fourth floor during the first year of the Term. In the event that the Tenant occupies any portion of the fourth floor during the first year of the Initial Term the Tenant shall, from and after the date of such occupation, pay full Minimum Annual Rent for the full gross leasable area of the fourth floor of the Leased Premises. Whether or not the Tenant occupies all or any portion of the fourth floor of the Leased Premises, the Tenant shall pay full annual rent thereon, commencing on the first anniversary of the Commencement Date.

Section 4.03 Additional Rent: AND FURTHER YIELDING AND PAYING unto the Landlord, yearly and every year during the Term, as Additional Rent:

      (a) the amount of any Taxes payable by the Tenant to the Landlord pursuant to Article Nine hereof; plus

      (b) the amount of any payments required to be made to the Landlord on account of the cost of utilities supplied to the Leased Premises together with the cost of lamp and bulb replacements, all being determined in accordance with the provisions of Section 6.14 hereof; plus

      (c) the Tenant's Proportionate Share of Operating Costs in accordance with Section 6.15 hereof; plus

      (d) the cost of any additional maintenance, cleaning and caretaking services provided to the Leased Premises.

Section 4.04 Payment of Additional Rent: The Additional Rent specified in
Section 4.03 hereof shall be paid and adjusted with reference to a fiscal period of 12 calendar months, which shall be a calendar year unless the Landlord shall from time to time have selected a fiscal period which is not a calendar year by notice to the Tenant. The Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be payable by the Tenant during the fiscal period (or broken portion of the fiscal period, as the case may be, if applicable at the commencement or end of the Term or because of a change in fiscal period) which commenced upon the Commencement Date of the Initial Term, and on or before the commencement of each succeeding fiscal period which commences during the Term, the Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be incurred in such fiscal period or broken portion thereof. Such estimate shall in every case be a reasonable estimate and based wherever possible upon previous operating expenses. The Additional Rent payable by the Tenant, except as herein otherwise provided, shall be paid in equal monthly instalments in advance on the first day of each and every month during the Term based on the Landlord's estimate as aforesaid. If required by the Landlord, Taxes for any 12 months fiscal period shall be paid by nine equal instalments on the first day of each of the first nine months of such fiscal period. Within 120 days after the end of each such fiscal period or broken portion thereof (or with respect to any component of Additional Rent which cannot be computed within such 120 day period, within 30 days after the Landlord shall have received the information necessary to compute such component of Additional Rent), the Landlord shall submit to the Tenant a statement of the actual Additional Rent payable in respect of such fiscal period or broken portion thereof, which statement shall be verified by the Landlord's Accountant, and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or falls short, as the case may be, of the aggregate instalments paid by the Tenant on account of Additional Rent for such fiscal period.

                                       12.

            Within 30 days after the receipt of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such fiscal period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such fiscal period or broken portion thereof or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments. In the event of any dispute by the Tenant of the amount of Additional Rent payable an opinion of the Landlord's Accountant shall be conclusive and binding as to the amount thereof for any period to which such opinion relates unless the Tenant can demonstrate that the opinion of the Landlord's Accountant is manifestly in error. At the request of the Tenant, the Landlord will make available to the Tenant or its authorized representatives for inspection at its premises such invoices or other document material to Additional Rent as are in its possession or control (including realty tax bills), provided that the Tenant shall make such request within 90 days of receipt of the statement of actual Additional Rent and shall pay to the Landlord on demand, as Additional Rent, all reasonable expenses incurred by the Landlord in so doing.

Section 4.05 Accrual of Rent: Rent shall be considered as accruing from day to day hereunder, and where it becomes necessary for any reason to calculate such Rent for an irregular period of less than one year or less than one calendar month, an appropriate apportionment and adjustment shall be made, including an apportionment and adjustment of Additional Rent for the Lease Years in which the tenancy created hereby commences and expires. Where the calculation of Additional Rent cannot be made until after the termination of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the termination hereof, and such amount shall be payable by the Tenant within thirty
(30) days of written demand therefor by the Landlord. Notwithstanding the foregoing, except for Taxes, for which an adjustment may be requested by either Landlord or Tenant at any time following expiration or other termination of this Lease, the right of either Landlord or Tenant to request a payment from the other in respect of Additional Rent or any adjustment thereto, shall expire one
(1) year after the expiration or other termination of this Lease.

Section 4.06 Deposit: Contemporaneously with its execution hereof, the Tenant shall deliver to the Landlord a certified cheque in the amount of $265,715.58 (which amount does not include G.S.T.) being Minimum Annual Rent and Additional Rent estimated to be payable in the amounts of $120,871.25 and $144,844.33 for the first two months, respectively of the Term. The Landlord shall annually within fifteen (15) days of each anniversary date of the date hereof pay interest to the Tenant on the amount of the second month's rent deposit equal to the best available one year guaranteed investment certificate rate of interest offered by Canadian Imperial Bank of Commerce on the first business day of the year for which interest is being paid. In lieu of payment, interest may be credited to the Tenant's account so as to reduce the next monthly rental payable. The amount equal to the second month's deposit shall be credited to Minimum Annual Rent and Additional Rent payable in respect of the sixtieth
(60th) month of the Initial Term. Any excess amount shall be applied to rental payable for the next following month. In the event that following a default of the Tenant, the Landlord is entitled to exercise its remedies hereunder, whether prior to or after the Commencement Date, the Landlord, in addition to its other rights and remedies, may retain all interest earned on the deposit on account of any then existing indebtedness or obligation of the Tenant to it.

Section 4.07 Set-Off: The Tenant hereby expressly waives the benefit of any present or future Act of the Province of Ontario permitting the Tenant to claim a set-off against Rent for any cause whatsoever other than:

      (a)   the entitlement of the Tenant to a rent reduction set out in Section
            4.02 hereof; and

      (b)   the rent reduction provided for in Section 14.01(k) hereof.

                                       13.

Section 4.08 Net Net Net Lease: It is the intention of the parties that, except as herein specified, this Lease be completely net and carefree to the Landlord and that the Rent payable hereunder be net to the Landlord, and that all expenses and costs relating to the Leased Premises, including any reasonable legal fees incurred by the Landlord to deal with any default of the Tenant, shall be borne by the Tenant, save only to the extent of any expenses expressly stated herein to be the responsibility of the Landlord.

Section 4.09 Accord and Satisfaction: No payment by the Tenant or receipt by the Landlord of a lesser amount than monthly Rent herein stipulated will be deemed to be other than on account of the earliest stipulated Rent, nor will an endorsement or statement on a cheque or in a letter accompanying a cheque or payment as Rent be or be deemed to be an accord and satisfaction, and the Landlord may accept a cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent or pursue any other remedy in this Lease.

Section 4.10 Security for Payment of Rent:

      (a) As security for its obligation to pay Rent and to perform its other agreements and obligations as set forth herein, the Tenant shall provide to the Landlord within ten days of receipt of notice from Landlord that it has obtained a permit for construction of the foundation of the Building, an irrevocable letter of credit in the form annexed hereto as Schedule "E" or such other form as may be acceptable to the Landlord acting reasonably, issued by Canadian Imperial Bank of Commerce or one of the other six largest Canadian chartered banks which letter of credit shall be in the principal amount of $2,000,000.00 and shall expire on the then estimated Commencement Date. The letter of credit may have an expiry date prior to the Commencement Date provided, however, that the issuer of the letter of credit shall be obligated to either extend the letter of credit or to pay the amount the principal amount remaining outstanding as at the expiry date to the Landlord. The letter of credit or principal amount of $2,000,000.00 shall be returned or paid as applicable to the issuer of the letter of credit on the first date occurring on or after the Commencement Date when the Tenant delivers to the Landlord the letter of credit required under either (b) or (c) below.

      (b) If on or before the Commencement Date the Tenant delivers to the Landlord its audited financial statements for its fiscal year ended February 28, 1998 which statements were issued without qualification and indicate that the Tenant's "earnings before income taxes" exceed Cdn$5,000,000.00 and its Revenues for such fiscal period exceed Cdn$40,000,000.00 the Tenant shall be entitled on or after the Commencement Date to replace the letter of credit set out above by an irrevocable letter of credit in the amount of $1,000,000.00, in the form annexed hereto, renewable annually and to expire on the last day of the third year of the Initial Term hereof.

      (c) In the event that the audited consolidated financial statements for the Tenant for its fiscal year ended February 28, 1998 do not indicate revenues and earnings before income taxes in at least the amounts set forth in (b) above, the Tenant shall provide to the Landlord a replacement irrevocable letter of credit in the amount of $2,000,000.00 and otherwise on the terms and conditions set out in
            (b) above. If the Tenant fails to achieve the required revenues and earnings before income taxes for its fiscal year ended February 28, 1998 but achieves such revenues and earnings for a subsequent fiscal year as indicated by its audited consolidated financial statements provided to Landlord, it shall be entitled at any time after the first anniversary of the Commencement Date to replace any letter

                                       14.

            of credit then outstanding by an identical letter of credit in the reduced amount of $1,000,000.00.

      (d) Any letter of credit as aforesaid shall provide that upon each default of Tenant, not cured within the period set out in section
            17.01 hereof, the Landlord may require that the issuing bank honour a demand for payment of the amount then in default.

      (e) Any letter of credit permitted herein may be issued for a period shorter than the period provided for herein so long as the letter of credit provides that if it is not extended for a further period prior to its maturity that the issuing bank will pay the full amount then undrawn under the letter of credit to the Landlord or transferee on maturity.

      (f) Notwithstanding any of the foregoing, the Landlord and Tenant may, by mutual written agreement, establish other terms for letter of credit security or otherwise agree to the cancellation and return of any then outstanding letter of credit.

                                  ARTICLE FIVE

                         COVENANTS AND REPRESENTATIONS

Section 5.01 Landlord's General Covenants: The Landlord covenants with the
Tenant:

      (a)   for quiet enjoyment; and

      (b) to observe and perform all the covenants and obligations of the Landlord herein.

Section 5.02 Tenant's General Covenants: The Tenant covenants with the Landlord:

      (a)   to pay Rent; and

      (b) to observe and perform all the covenants and obligations of the Tenant herein.

                                   ARTICLE SIX

                      USE AND OCCUPANCY OF LEASED PREMISES

Section 6.01 Use of Leased Premises: The Tenant shall not use the Leased Premises for any purpose other than for general office purposes and any ancillary use provided such use befits a first class office building. The Tenant will not use or permit, or suffer the use of, the Leased Premises or any part thereof for any other business or purpose without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.

Section 6.02 Observance of Law: The Tenant shall, at its sole cost and expense, promptly:

      (a) observe and comply with all provisions of law including, without limiting the generality of the foregoing, all requirements of all Authorities, including federal, provincial and municipal legislative enactments, by-laws and other regulations now or hereafter in force which pertain to or affect the Leased Premises, the Tenant's use of the Leased Premises or the conduct of any business in the Leased Premises, or the making of any repairs, replacements, alterations,

                                       15.

            additions, changes, substitutions or improvements of or to the Leased Premises; and

      (b) observe and comply with all police, fire and sanitary regulations imposed by any Authority, or made by fire insurance underwriters.

Notwithstanding the foregoing, the Tenant shall not be obligated to observe and comply with all provisions of law as aforesaid to the extent such required compliance results from a deficiency in the Landlord's Work and in such event the Landlord and not the Tenant shall promptly observe and comply with all provisions of law.

Section 6.03 Waste or Nuisance: The Tenant will not commit or suffer to be committed waste upon the Leased Premises nor do or omit to do or permit to be done or omit to be done anything upon or in respect of the Leased Premises which would be or result in a nuisance.

Section 6.04 Signage: The Tenant shall be entitled, at its sole cost and expense, subject to obtaining the approval from all applicable Authorities and upon obtaining the Landlord's consent which shall not be unreasonably withheld or delayed, to erect signage at two exterior locations within the Project which may be on the roof or on one side only of the exterior of the Building or on landscaped areas of the Lands. Signage may contain the Tenant's name and/or logo. Signage shall comply with all rules and regulations of applicable Authorities and shall conform to Landlord's building standards. Any signage permitted by this section shall be promptly removed by the Tenant at its sole expense on the termination or other expiration of this Lease and the Tenant shall promptly make good any and all damage caused by such removal. The Tenant acknowledges that all, but not part, of its right to exterior signage as provided herein may be assigned to any assignee of the whole of the Leased Premises but may not be assigned or transferred in whole or in part by it to any subtenant without the prior written consent of the Landlord which consent the Landlord may arbitrarily withhold. Other tenants of the Building shall be permitted to such signage on the exterior of the Building so long as the Tenant's signage has a pre-eminent position.

Section 6.05 Parking: Landlord shall construct as part of Landlord's Work and make available to the Tenant, at no additional cost to the Tenant, its proportional share of a parking area of not less than 4.5 parking stalls for each 1,000 square feet of Gross Leasable Area in the Building. Parking stalls shall be designated solely for the use of the Building's tenant(s) but shall not otherwise be reserved. The Landlord may from time to time designate stalls to be reserved provided that wherever possible the Landlord shall designate Tenant spaces as contiguous spaces. Parking of motor vehicles shall be subject to rules and regulations established by the Landlord from time to time."

Section 6.06 Maintenance and Repairs by the Tenant: Except for those repairs to be carried out by the Landlord as set out in Section 6.07 hereof, the Tenant shall, at all times, at its sole cost and expense, keep and maintain the Leased Premises, all improvements thereto and all exterior signage installed by the Tenant in similar good order, and condition and repair as would a reasonable and prudent owner, excluding only reasonable wear and tear not inconsistent with the Tenant's obligation to maintain the Leased Premises in the aforesaid condition. The Tenant shall make all needed repairs and replacements with due diligence and dispatch. The Tenant shall at all times carry out a maintenance and repair program for the Leased Premises as would a prudent owner wishing to maintain the Leased Premises for its long term benefit

In the event that the Tenant intends to abandon or vacate more than fifty per cent (50%) of the Leased Premises, it shall give notice of its intention forthwith but in any event not less than sixty (60) days prior to its abandonment or vacation of the Leased Premises and shall appoint the Landlord as of the date of abandonment or vacation, as its manager, to carry out its maintenance and repair responsibilities upon the terms above set forth. All costs in connection with the foregoing, together

                                       16.

with an administration fee of fifteen (15%) per cent of costs expended shall be promptly paid by the Landlord to Tenant as Additional Rent. The Tenant shall be entitled to terminate the Landlord's appointment upon its reoccupation of not less than fifty (50%) per cent of the area of the Leased Premises.

Section 6.07 Repairs by the Landlord: The Landlord shall be responsible for carrying out the following repairs:

      (a) any repairs or replacements at any time during the Initial Term arising from a construction, material or performance deficiency in the Landlord's Work as certified by the Architect or as determined by arbitration, provided the Tenant has delivered to the Landlord notice of such deficiency within twelve (12) months of the Date of Substantial Completion;

      (b) any repairs or replacements for which the Landlord has received a warranty in respect of same from any contractor, subcontractor or supplier of materials, details of which shall be available to the Tenant in the "as-built" documents maintained by the Landlord; and

      (c) any repairs or replacements to the roof, supporting walls, outside masonry, foundations, and structural parts of the Building required within one (1) year of the Date when the Building was Substantially Completed, other than those resulting from the wrongful or negligent act or omission of the Tenant or any Person for whom the Tenant is in law responsible, provided the Tenant has delivered to the Landlord notice of such deficiency within twelve (12) months of the Date of Substantial Completion.

The cost of Landlord's repairs carried pursuant to the provisions of subsections
(a), (b) or (c) above shall be at the Landlord's expense and not recoverable from the Tenant.

Either Landlord or Tenant may refer to arbitration any dispute which may arise pursuant to the provisions of this section. Notwithstanding the foregoing the Landlord shall have no responsibility for repair of satellite dishes, signs, supplementary heating, ventilating, air conditioning ("HVAC") systems or any fixtures installed by the Tenant or facilities relating thereto or in respect of any alterations or improvements made by the Tenant.

Section 6.08 Landlord's Approval of Tenant's Repairs: The Tenant shall not make any repairs, alterations, replacements or improvements to any part of the Leased Premises, without first obtaining the Landlord's written approval, which approval shall not be unreasonably withheld or delayed. The Tenant shall submit to the Landlord: (a) details of the proposed work including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice; (b) such indemnification against liens, costs, damages and expenses as the Landlord reasonably requires; and (c) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licences and inspections from all governmental and regulatory Authorities having jurisdiction. Notwithstanding the foregoing, the Tenant shall be entitled, without obtaining the prior written approval of the Landlord, to make repairs, alterations, replacements or improvements to the existing Improvements provided that: (a) the total cost thereof does not exceed $25,000.00 exclusive of applicable taxes; and (b) such do not affect the structure or HVAC systems of the Building. All such repairs, replacements, alterations or improvements by the Tenant to the Leased Premises approved of by the Landlord, or which may be made by the Tenant without the approval of the Landlord as provided above, shall be performed: (i) at the sole cost of the Tenant; (ii) by competent workmen; (iii) in a good and workmanlike manner; (iv) in accordance with the drawings and specifications approved by the Landlord if prior written approval of the Landlord was required as provided above; and (v) at the risk of the Tenant, who shall take out such insurance as the Landlord shall reasonably require with respect to such work. With

                                       17.

respect to alterations such as recarpeting and repainting no plans, specifications or additional insurance will be required by the Landlord. Any such repair, replacement, alteration or improvement made by the Tenant without the prior written consent of the Landlord where such consent was required or which is not made substantially in accordance with the drawings and specifications (if required) approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Leased Premises restored to their previous condition. Failing such removal aforesaid by the Tenant, the Landlord shall be entitled to remove the same forthwith without notice and at the Tenant's sole cost and expense. Whether or not the Landlord's consent to any repair, replacement, alteration or improvement proposed to be made by the Tenant shall be granted, the Tenant shall pay to the Landlord forthwith upon request therefor all of the Landlord's reasonable costs (including, without limitation, fees of architects and engineers) incurred in reviewing, consulting in respect of, approving and inspecting any such repair, replacement, alteration or improvement. For any repair, alteration, replacement or improvement which affects the structure or HVAC systems of the Building the Tenant shall provide to the Landlord "as built" plans within a reasonable time following completion of its work.

Section 6.09 Repair on Notice and Surrender of Leased Premises: The Tenant will effect (or as permitted in section 6.07 hereof may request the Landlord to effect) all repairs in accordance with its obligations set out in Section 6.06 upon notice from the Landlord, which may enter the Leased Premises at all reasonable times during the Tenant's normal business hours and with a representative of the Tenant upon reasonable prior notice and view the state of repair, but failure to give notice will not relieve the Tenant from its obligation to repair; and at the expiration of the Term, the Tenant will surrender the Leased Premises without any obligation to restore same provided
(i) the Tenant has maintained the Leased Premises in accordance with its obligations as herein contained; and (ii) excluding any repair required as a consequence of wear and tear other than as a result of Tenant's use of the property for its intended purpose and in accordance with the terms of this Agreement. On the expiration of the Term, the Tenant will surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Rent and will inform the Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. The Tenant will repair any damage to the Leased Premises, other than inconsequential damage, caused by its installation and removal of any trade fixtures, equipment and apparatus which are removed from the Leased Premises as provided in Section 15.01 and will execute whatever documents as may be reasonably required by the Landlord for the purpose of releasing any form of lease which may have been registered by or on behalf of the Tenant against title to the Project. The Tenant's obligation to observe or perform this covenant will survive the expiration or other termination of this Lease.

Section 6.10 Maintenance by the Landlord: If the Tenant refuses or neglects to either (i) present to the Landlord evidence of binding arrangements with third parties for the timely completion of repairs or (ii) refuses or neglects to effect proper repairs as required hereunder or as committed to be done under (i) above to the reasonable satisfaction of the Landlord, within 20 days of receipt of written notice to the Tenant, or, in the case of an emergency forthwith after such notice as may be practicable in the circumstances, the Landlord may make the repairs without liability to the Tenant for any loss or damage that may occur to the Tenant's merchandise, fixtures, or other property or to the Tenant's business by reason thereof, and upon completion thereof, the Tenant will pay the Landlord's costs for making the repairs plus fifteen percent (15%) for overhead on demand as Additional Rent. The Tenant agrees that the making of any repairs by the Landlord pursuant to this Section 6.10 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

Section 6.11 Heating, Ventilating and Air-Conditioning: The Landlord covenants that it will operate, or cause to be operated, as reasonably necessary during normal business hours and at other times as required by the Tenant, the heating, ventilating or air-conditioning equipment and systems servicing the Leased Premises; in case such equipment or systems are damaged or destroyed, or, in the

                                       18.

opinion of the Landlord, require repairs, inspection, overhauling or replacement, the Landlord shall carry out such work with all reasonable speed and the Landlord shall have the right, without any liability and without thereby constituting an interference with the Tenant's rights under this Lease or a breach by the Landlord of this Lease, and without thereby entitling the Tenant to any rights in respect thereof, to discontinue, suspend or modify any heating, ventilating and air-conditioning equipment and systems at such time or times and from time to time as the Landlord shall deem desirable to effect such repairs, inspection, overhauling or replacement. It is understood and agreed that the Landlord shall take all reasonable steps in the discharge of its obligation pursuant to this Section 6.11 to avoid disruption of Tenant's business operations or to derogate from the Tenant's rights of quiet enjoyment. The Tenant and the Landlord shall discuss, during construction of the Building, and agree upon the interior office layout to address the reasonable requirements of the Tenant and of the Landlord's heating, ventilating and air-conditioning engineers. The Landlord shall not be responsible for the failure of the heating, ventilating or air-conditioning equipment and systems to perform their function if such failure shall result from any arrangement of partitioning in the Leased Premises or changes or alterations thereto, or failure on the part of the Tenant to shade windows which are exposed to the sun, or from any use of electrical power by the Tenant in excess of 5 watts per square foot of Gross Leasable Area; and provided further that the Landlord shall not be liable for and the Tenant shall indemnify the Landlord and save the Landlord harmless from and against any and all direct, indirect or consequential damages or damages for personal discomfort or illness of the Tenant or its clerks, servants, employees, invitees, clients, customers or other persons by reason of the operation or non-operation of the said equipment and/or systems, nor shall Rent abate during any such non-operation. The Tenant's interior office layout shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the heating, ventilating and air-conditioning engineers of the Landlord, in order to secure maximum efficiency of the heating, ventilating and air-conditioning systems serving the Leased Premises. The Tenant covenants to keep all heating, ventilating and air-conditioning vents within the Leased Premises free and clear of all obstructions and objects. The Tenant acknowledges that the heating, ventilating and air-conditioning system may take a reasonable period of time from the commencement of the Initial Term to properly balance. It is understood and agreed that all heating, air-conditioning and ventilating systems shall be initially balanced by the Landlord prior to the Commencement Date and shall be checked and rebalanced, if necessary, by the Landlord at its expense 45 days after the first occupancy of the Building by the Tenant.

Section 6.12 Common Areas:

      (a) Subject to the rules and regulations hereinafter mentioned, the Landlord covenants to allow the Tenant, in common with other tenants of the Building, and its or their agents, clerks, servants, employees and all other persons seeking communication with it or them, the free use of the Common Areas designated, from time to time, by the Landlord. The Landlord covenants to operate, maintain, clean, light, heat, ventilate and air-condition the Common Areas as may be reasonably necessary having regard to the age, nature, location and character of the Building. It is agreed that the Tenant and all other persons hereby permitted to use such Common Areas shall do so at their sole risk and under no circumstances shall the Landlord be liable for any damage or injury resulting to any persons or property while using such Common Areas, or occasioned to any person by the use of the elevators or any of their appurtenances. In case the elevators of the Building shall be injured or destroyed or be in the course of replacement or rebuilding, the Landlord shall commence the repair thereof as soon as may be conveniently done and shall repair or replace the same and put the same in working order. There shall be no liability on the Landlord for any claim in respect of any failure by the Landlord to provide elevator service during any power failure or other cause beyond the reasonable

                                       19.

            control of the Landlord or by reason of the carrying out of any repairs, maintenance or replacement of elevators, nor shall there be, consequent upon the foregoing, any abatement or reduction in the Rent reserved hereby. Notwithstanding the foregoing, the Landlord shall be responsible for any loss or damage suffered by the Tenant by reason of the gross negligence or wilful misconduct of the Landlord, its agents, servants, employees or others for whom it is in law responsible.

      (b) All Common Areas shall at all times be subject to the exclusive control and management of the Landlord. The Landlord shall be entitled to construct, alter, maintain, operate and police the same; to change the area, location and arrangement thereof; to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof; and to do and perform such other acts therein and with respect thereto as in the case of good business judgment the Landlord shall determine to be advisable with a view to the improvement thereof and of the convenience and use thereof.

Section 6.13 Caretaking:

      (a) The Landlord covenants to provide cleaning and caretaking services and in its sole discretion to provide such additional cleaning and caretaking services as may be requested by the Tenant from time to time, but the Landlord shall not be responsible for any omission or act of omission on the part of the person or persons employed or retained to perform such work, or for any loss thereby sustained by the Tenant, the Tenant's servants, agents, invitees or others unless such omission or act of omission constituted the gross negligence or wilful misconduct of the Landlord, its agents, servants, employees or others for whom it is in law responsible. The Tenant acknowledges that the Landlord will be relieved from the foregoing obligation in respect to any part of the Leased Premises to which access is not granted to the person or persons employed or retained to perform such work.

      (b) The Tenant covenants to pay to the Landlord as Additional Rent the cost of providing the additional caretaking and cleaning services mentioned in Subsection (a) hereof. In the event that such costs form an integral part of caretaking and cleaning services provided for portions of the Project in addition to the Leased Premises, the Landlord, acting reasonably, shall make an allocation of that portion of such costs which is reasonably attributable to the Leased Premises. In the event of any dispute by the Tenant of the amount of such costs, an opinion of the Landlord's Accountant shall be conclusive as to the amount thereof for any period to which such opinion relates.

      (c) The Tenant covenants to leave the Leased Premises in a reasonably tidy condition at the end of each day for the purpose of permitting the performance of the Landlord's caretaking and cleaning services hereinbefore referred to.

Section 6.14 Electricity, Replacement of Lamps and Utilities: The Landlord shall, subject to interruptions beyond its control, permit the Tenant to have access to and to use the utility services (including electricity and water) serving the Building, provided that the Tenant does not overload the capacity of any of the said utilities and provided that the Tenant pays all costs and expenses resulting therefrom including the costs of every utility consumed in or by the Leased Premises. Without limiting the generality of the foregoing:

                                       20.

      (a) The Tenant shall pay to the Landlord the cost of all electricity supplied to the Leased Premises. In the event of any dispute between the Landlord and the Tenant as to the amount of such cost, an opinion of the Landlord's Engineer shall be conclusive. The Tenant shall advise the Landlord within 5 days after written request therefor, of the nature and quantity of all lights, equipment and machines using electricity in the Leased Premises, and shall permit the Landlord or its authorized agents to make periodic inspection of all facilities using electricity.

      (b) The Landlord shall, at the Tenant's expense, replace from time to time, either by way of group relamping or otherwise, electrical light bulbs, tubes and ballasts serving the Leased Premises and the Tenant shall pay to the Landlord forthwith upon demand, as Additional Rent, the actual cost thereof, including the cost of labour and parts, plus an administrative charge equal to 15% of such cost. Notwithstanding the foregoing, the Tenant may, by notice to the Landlord, elect to replace the electric light bulbs, tubes and ballasts itself at its sole cost, provided that the replacements are to the standard designated from time to time by the Landlord, and that all the electric light bulbs, tubes and ballasts are replaced by the Tenant within the last 6 months of the Term. If the Tenant so elects, the Tenant shall, upon the request of the Landlord, submit evidence satisfactory to the Landlord of its compliance with the foregoing.

      (c) The Tenant shall pay the cost of all water supplied to the Leased Premises, whether for domestic or commercial purposes, such cost to be determined in such manner as shall be designated by the Landlord's Engineer, acting reasonably. In the event of any dispute between the Landlord and the Tenant as to whether a method designated by the Landlord for measuring such cost fairly represents the cost of water supplied to the Leased Premises, an opinion of the Landlord's Engineer approving such method shall be conclusive.

      (d) The Tenant covenants to pay for the capital costs and the costs of installation and maintenance, of any and all meters which may be installed by the Landlord for the purpose of determining and measuring any utility (including electricity and water) consumed in the Leased Premises.

      (e) If no separate meter or meters or other method of measurement exists for measuring the cost of any utilities (including electricity and water) with respect to the Leased Premises and the Landlord and the Tenant are unable to agree on the appropriate distribution of the costs or an appropriate method of measuring such costs an opinion of the Landlord's Engineer approving such costs or the measuring thereof shall be conclusive. Notwithstanding the foregoing the Landlord shall apportion and measure such utility costs on a reasonable and equitable basis and taking into account any special equipment or extraordinary consumption by other tenants of the Building.

      (f)   Notwithstanding anything hereinbefore contained in this Section 6.14
            (a) to (e), in the event the Tenant disputes, in good faith, the opinion of the Landlord's engineer, and the parties cannot resolve such dispute within five (5) business days, the provisions of
            Article 18 shall apply and the dispute shall be resolved by arbitration."

Section 6.15 Proportionate Share of Operating Costs: The Tenant covenants to pay to the Landlord, as Additional Rent, its Proportionate Share of Operating Costs and Taxes.

                                       21.

Section 6.16 Control of the Project by the Landlord: The Landlord has at all times the exclusive right to control, manage and operate the Project. Without limiting the generality of the foregoing, the Landlord may, at any time and from time to time:

      (a) close all or part of the Project to the extent necessary, in the opinion of the Landlord's legal counsel, to prevent the public or any person from obtaining rights on all or part of the Project other than the rights that would ordinarily accrue to tenants in respect of their leased premises under a lease such as this;

      (b) grant, modify and terminate easements and make agreements pertaining to the use and maintenance of all or part of the Project;

      (c) temporarily obstruct or close off all or part of the Project for the purpose of maintenance, repair, replacement or construction;

      (d) designate where, when and how goods, supplies, equipment and fixtures may be loaded and unloaded;

      (e) improve, alter, add to and subtract from the Project, rearrange or relocate the various components, facilities and improvements constituting the Project and construct additional buildings, improvements and facilities on the Lands; and

      (f) do and perform such other acts in and to the Project or its component parts as the Landlord, in exercising sound business judgement, determines to be advisable for the proper and more efficient operation of the Project.

Despite anything contained in this Lease to the contrary, the Landlord shall not be liable if as a result of the exercise of its rights set out in this Section
6.16 the facilities or systems in, or improvements to, the Project are diminished or altered, nor is the Tenant entitled to any compensation or damages for loss of services or repayment or abatement of rent, nor may any diminution or alteration of the facilities or systems in, or improvements to, the Project be considered a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law.

Section 6.17 Tenant not to Overload Utility and Service Facilities: The Tenant will not install equipment that will exceed or overload the capacity of any utility facilities serving the Leased Premises and agrees that if equipment installed by the Tenant requires additional utility facility, it will be installed at the Tenant's expense in accordance with plans and specifications approved by the Landlord prior to installation.

Section 6.18 Rules and Regulations: The Tenant covenants to comply with the rules and regulations annexed hereto as Schedule "D", and to cause such rules and regulations to be observed and performed by everyone for whom the Tenant is in law responsible. The Landlord shall have the right from time to time and at any time during the Term to make any and all reasonable amendments, deletions and additions to such rules and regulations, including rules and regulations relating to the use of the Common Areas. Such rules and regulations, together with all reasonable amendments, deletions and additions made thereto by the Landlord and of which notice shall have been given to the Tenant, shall be read as part of this Lease and shall be observed, performed and complied with throughout the Term in the same manner as all of the other conditions, provisions, agreements and obligations herein contained and set forth. Such rules and regulations are not necessarily of uniform application, but may be waived in whole or in part with respect of other tenants without affecting their enforceability with respect to the Tenant, and may be waived in whole or in part with respect to the Tenant without waiving their future application to the Tenant, and the imposition of such rules and

                                       22.

regulations shall not create or imply any obligation on the Landlord to enforce them or create any liability upon the Landlord for their non-enforcement.

Section 6.19 Loading and Unloading: The Tenant covenants that all loading and unloading of merchandise, supplies, materials, garbage, refuse and other chattels shall be made only through or by means of such doorways or corridors or such other routes as the Landlord shall designate initially on the construction plans and thereafter as may be amended in writing from time to time. Garbage or refuse shall be placed in containers of a type approved by the Landlord in writing and shall be removed only at such time or times as the Landlord shall from time to time require.

Section 6.20 Window Covers: The Tenant will comply with the Landlord's scheme of uniform window covers for the windows of the Building and not use any drapes or curtains except such as have lining on the side thereof facing the interior surface of the exterior windows of a colour, shade and material approved by the Landlord. Window covers will be initially supplied and installed by the Landlord at its sole cost and expense.

Section 6.21 No Defacing: The Tenant shall not drill, drill into, or in any way deface the walls, ceilings, partitions, floors, wood, stone or ironwork within the Leased Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld. Boring, cutting or stringing of wires or pipes shall not be done except with the prior written consent of the Landlord, and as it may direct. In the event of any violation of the provisions hereof, the Landlord may, in addition to any other remedies it may have hereunder, repair any damage and the Tenant shall pay the cost thereof plus an administrative charge equal to 15% of such cost, to the Landlord, forthwith as Additional Rent.

Section 6.22 Additional Services: The cost of any additional services provided to the Tenant shall be paid to the Landlord upon the Tenant receiving invoices for such additional services. Additional services means any service and/or supervision requested by the Tenant and supplied by the Landlord and not otherwise provided for as a regular service under this Lease. By way of example, additional services may include steam cleaning of carpets, moving furniture and making repairs or alterations to the Tenant's leasehold improvements. The amount charged to the Tenant for an additional service shall include all direct costs incurred by or on behalf of the Landlord in rendering the additional service, plus an amount equal to 15% of the aforementioned costs to cover the Landlord's overhead. Nothing herein shall obligate Tenant to obtain such services from Landlord, and Tenant may perform such services directly or through Tenant's agents.

                                  ARTICLE SEVEN

            SUBORDINATION, ATTORNMENT AND STATUS STATEMENT BY TENANT

Section 7.01 Subordination and Attornment by Tenant to Mortgagee:

      (a) Subject to Subsection 7.01(c), if requested in writing by the Landlord or a Mortgagee at any time, this Lease shall be subordinate to every Mortgage, present or future; in confirmation of the foregoing, if requested in writing by the Landlord or the Mortgagee, the Tenant shall execute and deliver a document confirming (by postponement or otherwise) that this Lease is subordinate to the Mortgage in question.

      (b) If the Mortgagee becomes a Mortgagee in possession or takes action to realize on the security of the Mortgage, the Tenant shall, at the request of the Mortgagee or its successor in title, attorn to the Mortgagee or such successor as tenant upon the terms of this Lease and continue in occupation of the Leased Premises unless and until

                                       23.

            this Lease is terminated by passage of time or by action taken because of a default of the Tenant or the occurrence of an event pursuant to which this Lease may be terminated.

      (c) The subordination of this Lease and the obligation of the Tenant to execute and deliver a subordination of the Lease is conditional upon the Landlord obtaining from each Mortgagee with respect to whose Mortgage this Lease is to be subordinated an agreement in writing that despite any attornment, postponement or subordination as provided in this Section 7.01, if the Mortgagee becomes a mortgagee in possession or takes action to realize on the security of the Mortgage, and provided and for so long as the Tenant pays the Rent and performs each and every of the material covenants, conditions and agreements herein reserved and contained and on the part of the Tenant to be paid and performed and is not then in default in respect of any of the same, the Tenant may remain in occupation of the Leased Premises for the balance of the Term, subject to the terms, covenants and conditions of this Lease.

Section 7.02 Status Statement of Tenant: The Tenant agrees that at any time and from time to time at reasonable intervals, within fifteen (15) days after written request by the Landlord, the Tenant will execute, acknowledge and deliver to the Landlord or such assignee or Mortgagee as may be designated by the Landlord, a certificate stating:

      (a) the date of this Lease and the date of commencement and expiration of the Term;

      (b) that this Lease has been validly executed and delivered by the Tenant pursuant to due corporate action properly taken by the Tenant;

      (c) that this Lease is unmodified and in force and effect in accordance with its terms (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements, or if this Lease is not in force and effect the certificate shall so state) and that there is no other agreement in force between the Tenant and the Landlord relating to the Leased Premises;

      (d)   the date to which Rent has been paid under this Lease;

      (e) whether or not there is any existing default by either party under this Lease with respect to which the Tenant has notice and/or a notice of default has been served, and if there is any such default specifying the nature and extent thereof;

      (f) whether or not there are any deductions, abatements, set-offs, defenses or counter-claims against enforcement of the obligations to be performed by the Tenant under this Lease;

      (g) that there is no litigation or governmental proceedings commenced, pending or threatened against the Tenant with respect to the Leased Premises of which the Tenant has notice (or if there is litigation or governmental proceedings commenced, pending or threatened, particulars of said litigation or proceedings);

      (h) whether the Tenant has received a notice of any assignment by the Landlord of this Lease or the Rent payable by the Tenant hereunder;

      (i) whether Tenant has exercised any renewal or right of first refusal as provided for herein; and

                                       24.

      (j) the audited financial statements of the Tenant for the last fiscal year and such other financial information as the Tenant may be required to provide in accordance with the Regulations of the Ontario Securities Act or similar regulatory legislation.

Section 7.03 Status Statement of Landlord: The Landlord agrees that, at any time and from time to time at reasonable intervals, within fifteen (15) days after written request by the Tenant, the Landlord will execute, acknowledge and deliver to the Tenant or any third party as may be designated by the Tenant a certificate containing, as applicable to the Landlord, the status information set out in subsection (a) to (i) inclusive in Section 7.02 hereof.

                                  ARTICLE EIGHT

                     INSURANCE, EXPROPRIATION AND INDEMNITY

Section 8.01 Landlord's Insurance: The Landlord shall, throughout the Term, take out and keep in full force and effect the following insurance:

      (a) Insurance upon the Building and other items comprising the Landlord's Work including the machinery, boilers and equipment contained therein, in each instance, in an amount of not less than one hundred percent (100%) of the full insurable replacement cost thereof, with deductibles not exceeding three percent (3%) of full insurable replacement cost of the property insured, and with coverage against such perils as are from time to time covered under an "all-risks" insurance policy (including flood and earthquake) with by-law and breadth of coverage or fire liberalization endorsements to minimize exclusions under such policy;

      (b) Broad form boiler and machinery insurance on a blanket and replacement basis with limits for each accident in an amount not less than the full replacement cost of the Building and other items comprising the Landlord's Work comprising the Leased Premises and of all boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus owned by the Landlord with deductibles not exceeding three percent (3%) of full insurable replacement cost of the property insured;

      (c) Rental income coverage for a period of at least one calendar year or such longer period as may be reasonably required by Mortgagee;

      (d)   General liability insurance; and

      (e) Any other form of insurance as the Tenant or the Landlord or any Mortgagee reasonably requires from time to time, in form, in amount and for insurance risks against which a prudent owner would insure.

The Tenant, except as herein expressly provided, shall not have any insurable or other interest in any of the Landlord's insurance, and, in any event, the Tenant shall not have any interest in or any right to recover any proceeds under any of the Landlord's insurance policies.

Any of the foregoing insurance as maintained from time to time by the Landlord may form part of policies of insurance which insure risks other than those arising with respect to the Building in which event the premiums in respect thereof shall be reasonably allocated to the Building and other premises. The foregoing insurance shall be maintained in the name of and held for the Landlord and any Mortgagee as their respective interests may from time to time appear. All such policies shall contain a waiver of any subrogation rights which the Landlord's insurers may have against the Tenant and against any Person for whose conduct the Tenant is in law responsible, whether loss or damage is caused by the act,

                                       25.

omission or negligence of the Tenant or other Person for whose conduct the Tenant is in law responsible. All of the Landlord's insurance policies shall contain an undertaking by the insurer that no change which reduces or restricts coverage will be made and the policy will not be cancelled or terminated except after not less than thirty (30) days written notice by registered mail to the Landlord, the Tenant and the Mortgagee. The Landlord shall provide to the Tenant from time to time as required either certificates of insurance or certified copies of the Landlord's insurance as required herein.

Section 8.02 Tenant's Effect on Insurance:

      (a) The Tenant shall not do and shall not cause, suffer or permit to be done or omitted to be done by any of its servants, agents, contractors or persons for whom the Tenant is in law responsible anywhere on the Leased Premises or by any Person in, on or about the Leased Premises and shall not permit there to be on the Leased Premises anything which might: (i) result in the actual or threatened cancellation of or adverse change in any policy of insurance of the Landlord or others on or related to the Leased Premises or any part or contents thereof; or (ii) be prohibited by any policy of insurance of the Landlord or any others in force from time to time in respect of the Leased Premises or any part or contents thereof.

      (b) If the cost of any insurance policy of the Landlord or any others on or related to the Leased Premises or any part or contents thereof shall be increased as a result of (i) the use or occupancy of the Leased Premises or any part thereof by the Tenant or any other Person on the Leased Premises or (ii) anything kept or permitted to be kept by the Tenant or by any Person anywhere on the Leased Premises or by the Tenant or any of its employees, customers, contractors, suppliers or persons for whom the Tenant is in law responsible on any part of the Leased Premises, the Tenant shall pay the full amount of such increase in cost to the Landlord forthwith upon demand. In determining the Tenant's responsibility for any increased cost of insurance as aforesaid, a statement issued by the organization, company or insurer establishing the insurance premiums or rates for the relevant policy shall be conclusive evidence of the various components of such premiums or rates and the factors giving rise to any increase therein.

      (c) In the event of an actual or threatened cancellation of or adverse change in any policy of insurance of the Landlord or any others on or related to the Leased Premises or any part or contents thereof by reason of: (i) the use or occupancy of the Leased Premises by the Tenant or any other Person permitted by the Tenant on the Leased Premises; or (ii) anything placed on or permitted by the Tenant or any Person on the Leased Premises or by the Tenant or any of its employees, customers, contractors, suppliers or Persons for whom the Tenant is in law responsible on any part of the Leased Premises; or
            (iii) any act or omission of the Tenant or any Person in the Leased Premises or by the Tenant or any of its employer, customers, contractors, suppliers or Persons for whom the Tenant is in law responsible on any part of the Leased Premises and if the Tenant fails to remedy the situation, condition, use, occupancy or other factor giving rise to such actual or threatened cancellation or change within twenty-four (24) hours after notice thereof by the Landlord, the Landlord may remedy the situation, condition, use, occupancy or other factor giving rise to such actual or threatened cancellation or change, if It is capable of remedy by the Landlord alone prior to cancellation, all at the cost of the Tenant to be paid to the Landlord forthwith upon demand; for any or all of such purposes as set forth in this subsection 8.02(c) the Landlord shall have the right to enter upon the Leased Premises without further notice. If the Landlord

                                       26.

            does not remedy such situation, condition, use, occupancy or other factor prior to cancellation of such policy of insurance, the Landlord at its option may at any time thereafter by written notice to the Tenant terminate this Lease.

Section 8.03 Tenant's Insurance:

      (a) The Tenant, at its sole cost and expense, shall obtain and maintain in full force and effect at all times throughout the Term and such other times, if any, as the Tenant occupies or is in possession of the Leased Premises or any portion thereof:

            (i) commercial general liability insurance in form not more restrictive than IBC 2100 including, but not limited to property damage, public liability, personal injury liability, broad blanket contractual liability, non-owned automobile (including contractual) liability, employers' liability, intentional acts to protect persons or property, products and completed operations, and owners' and contractors' protective insurance coverage, all on an occurrence basis, with respect to any use, occupancy, activity or thing on the Leased Premises and with respect to the use and occupancy of any part of the Leased Premises by the Tenant or any of its servants, agents, contractors or any other Person on the Leased Premises other than the Landlord or those for whom the Landlord is in law responsible, with coverage for any one occurrence or claim of not less than Five Million Dollars ($5,000,000) or such other amount as the Landlord or any Mortgagee may reasonably require upon not less than one (1) month's notice at any time, and with provisions for cross-liability and severability of interests. Such insurance shall include the Landlord as an additional insured as its interest may appear and shall not exclude water damage;

            (ii) all risks property insurance covering trade fixtures, furnishings, equipment, stock-in-trade, supplementary heating, ventilating and air conditioning systems and exterior signage for not less than the full replacement cost thereof;

            (iii) comprehensive boiler and machinery insurance on all objects located on the Leased Premises or which are the property or the responsibility of the Tenant with a replacement cost endorsement, a by-law endorsement and with limits for each accident in an amount not less than the full replacement cost of all leasehold improvements (not to duplicate Landlord's insurance), stock-in-trade, storefront and store facing materials and all signs in, on or about the Leased Premises; and

            (iv) standard owners' form of automobile insurance with inclusive liability limits of not less than Two Million Dollars ($2,000,000) and otherwise on such terms as reasonably required by the Landlord from time to time, covering all licensed vehicles owned by or operated by or on behalf of the Tenant.

      (b) Each of the Tenant's insurance policies referred to above shall contain a waiver by the insurer of any rights of subrogation, or indemnity, or any other claim over, to which such insurer might otherwise be entitled against the Landlord or any agents, beneficiaries, shareholders, officers, directors or employees of the Landlord or any other person for whom the Landlord is in law responsible whether loss or damage is caused by the act, omission or negligence of the Landlord or any Person for whom the Landlord is in law responsible.

                                       27.

            All of the Tenant's insurance policies shall be taken out with insurers licensed to carry on business in the Province of Ontario and having a net equity of not less than $25,000,000.00. Each of such policies shall contain:

            (i) an undertaking under the policy that the policy will not be cancelled or terminated, except after not less than thirty
                  (30) days' written notice by registered mail to the Landlord and the Tenant and the Mortgagee of the intended cancellation or termination; and

            (ii) a provision stating that the Tenant's insurance policy shall be primary insurance and shall not call into contribution and shall not be excess to any other insurance available to the Landlord.

      (c) The Tenant shall ensure that the Landlord shall at all times be in possession of either certificates of insurance in the form designated or approved by the Landlord or certified copies of the Tenant's insurance policies which are current and in force in good standing including such certificates or other evidence satisfactory to the Landlord as to the Tenant's insurance in effect and its renewal or continuation in force.

      (d) The Tenant hereby releases the Landlord and its servants, agents, beneficiaries, shareholders, officers, directors, employees, and those for whom the Landlord is in law responsible from all losses, damages and claims of any kind in respect of which the Tenant is required to maintain insurance or is otherwise insured.

Section 8.04 Landlord's Right to Place Tenant's Insurance: If the Tenant at any time fails to take out, renew and keep in force, or pay any premiums for, any insurance as required to be obtained and maintained pursuant hereto, or if the Tenant fails from time to time to deliver to the Landlord satisfactory proof of the good standing of any such insurance or the payment of premiums therefor or if the evidence submitted in respect thereof to the Landlord is unacceptable to the Landlord, then, in any such event, the Landlord shall give notice thereof to the Tenant setting out with particularity the failure complained of and if the Tenant does not cure the failure within thirty (30) days of the giving of such notice, the Landlord, without prejudice to any of its other rights and remedies pursuant to this Lease, shall have the right but not the obligation to effect such insurance on behalf of the Tenant and the cost thereof and all other reasonable expenses incurred by the Landlord in respect thereof shall be paid by the Tenant to the Landlord forthwith upon demand.

Section 8.05 Notice of Accident, Defects, Etc.: The Tenant shall give to the Landlord prompt Notice of any accident to, or defect in, the plumbing, water pipes, heating, ventilating and/or air-conditioning apparatus, electrical equipment, conduits or wires or other wires or of any damage or injury to the Leased Premises or any part thereof howsoever caused; provided that nothing herein shall be construed so as to require repairs to be made by the Landlord except as expressly provided in this Lease.

Section 8.06 Damage to Leased Premises: Subject to the provisions of Sections
8.07 and 8.08, if the Leased Premises are damaged or destroyed, in whole or in part, by any cause and as a result thereof are rendered unusable in whole or in part for the purpose of the Tenant's use and occupancy thereof for a period exceeding seven (7) days, then Rent payable hereunder shall abate,only to the extent that the Tenant's use and occupancy of the Leased Premises is thereby diminished, which determination shall be made by the Landlord's Architect acting reasonably, until the day following the date on which Notice is given by the Landlord to the Tenant that it has carried out all repairs required to be carried out by it to the Leased Premises pursuant to its obligations under this Lease. The respective obligations of the Landlord and the Tenant with respect to the repair and

                                       28.

restoration of the Leased Premises following any damage, shall be performed in accordance with the applicable obligations to repair contained in this Lease and shall be performed with all reasonable speed. Despite anything to the contrary herein, if (i) the Landlord's repairs have been completed within 15 days after the date of the damage or destruction, there will be no abatement of Rent or other payments for which the Tenant is liable hereunder; and (ii) to the extent that the damage or destruction was caused by the fault or negligence of the Tenant or of a person for whom the Tenant is legally responsible, there will be no abatement of Rent or other amounts for which the Tenant is liable hereunder and the Tenant will reimburse the Landlord, as Additional Rent, for the full cost of carrying out such repair and restoration.

Section 8.07 Proceeds of Insurance: Subject to the provisions of Section 8.08 hereof, if during the Term the Building or any part thereof shall be damaged or destroyed by any hazard against which insurance is in effect pursuant to the provisions of this Lease, then all property insurance money paid on account of such damage or destruction, less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be applied to the payment of the cost of the restoration, repair, replacement, rebuilding or alteration to and of the Building, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations are hereinafter collectively referred to as the ("Restoration"), and, if required by any Mortgagee, the Landlord's insurance proceeds shall be paid to a trust company acting as an insurance trustee on terms acceptable to the Landlord, and any such Mortgagee, to be paid out from time to time as such Restoration progresses. The Tenant shall pay to the Landlord, its proportionate share of the amount of any deductible amounts as Additional Rent.

If the Landlord has maintained the insurance coverage required to be maintained by it under this Lease and the cost of Restoration exceeds proceeds of insurance that are available to the Landlord by not less than $2,000,000, excluding deductibles, the Landlord shall not be obligated to carry out the Restoration. If the Landlord elects not to carry out the Restoration it shall give notice thereof to the Tenant and upon the giving of such notice this Lease shall terminate as of the date notice is given and the Landlord shall be entitled to retain all of the Landlord's insurance proceeds for its own account.

Section 8.08 Landlord Need Not Restore: Notwithstanding any other provision of this Lease, if the Building should be damaged or destroyed during the last two years of the Term or at any time during a Renewal Term to such an extent that more than fifty (50%) percent of the Gross Leasable Area is unfit for occupancy and in the written opinion of the Architect given to both Landlord and Tenant, the damage cannot be repaired within the one hundred and twenty (120) days next following commencement of Restoration, assuming Restoration proceeds continuously thereafter during normal business hours, the Landlord may within twenty (20) days of receipt of such written opinion give notice to the Tenant that it wishes to terminate this Lease and upon the giving of such notice, this Lease shall terminate and the Landlord shall be entitled to retain all Landlord's insurance proceeds for its own account.

Section 8.09 Expropriation or Condemnation: If at any time during the Term the whole or a portion of the Leased Premises is expropriated or taken by right or exercise by any competent Authority of powers of expropriation or condemnation, the parties hereto shall each be entitled to separately advance their claims for compensation for the loss of their respective interest in the Leased Premises and shall be entitled to receive and obtain such compensation as may be awarded to each respectively. If an award of compensation made to the Landlord specifically includes an award for the Tenant, the Landlord will account therefor to the Tenant and if an award of compensation made to the Tenant specifically includes an award for the Landlord, the Tenant will account therefor to the Landlord.

      Upon termination of the Lease by expropriation or other operation of law, the Tenant shall forthwith pay to the Landlord the Rent, and all other sums

                                      29.

which may be due to the Landlord up to the date of such termination. The Tenant shall have no claim upon the Landlord for the value of its property expropriated or taken or for the unexpired Term of the Lease, or for any other damage, cost, loss or expense whatsoever. The Landlord and Tenant agree to co-operate one with the other in respect of any expropriation or condemnation of all or any part of the Leased Premises so that each may receive the maximum award to which it is entitled in law.

Section 8.10 Indemnification of the Landlord: Subject to section 8.01, the Tenant will indemnify the Landlord and save it harmless from and against any and all loss (including loss of all Minimum Annual Rent and Additional Rent payable by the Tenant pursuant to this Lease), claims, actions, damages, liability and expense, including lawyer's and other professional fees, in connection with loss of life, personal injury, damage to property, and/or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, upon or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, occasioned wholly or in part by any act or omission of the Tenant, its officers, agents, contractors, employees, sublessees, licensees, concessionaires or by anyone permitted by the Tenant to be on the Leased Premises or by any other Person for whom the Tenant is in law responsible unless the loss was caused by the gross negligence or wilful misconduct of the Landlord, its agents, servants, employees or others for whom it is in law responsible. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all reasonable costs, expenses and legal fees (on a solicitor and his own client basis) incurred or paid by the Landlord in connection with such litigation. The Tenant will also pay all reasonable costs, expenses and legal fees (on a solicitor and his client basis) incurred by the Landlord in enforcing the covenants and agreements in this Lease.

Section 8.11 Indemnification of the Tenant: If the Tenant shall, without fault on its part, be made a party to any litigation commenced by or against the Landlord, then the Landlord shall protect, indemnify and hold the Tenant harmless and shall pay all reasonable costs, expenses and legal fees (on a solicitor and his own client basis) incurred or paid by the Tenant in connection with such litigation. The Landlord will also pay all reasonable costs, expenses and legal fees (on a solicitor and his client basis) incurred by the Tenant in enforcing the covenants and agreements in this Lease.

Section 8.12 Loss and Damage: The Landlord shall not be liable:

      (a) for death or injury to the Tenant or any Person on the Leased Premises; or

      (b) for any loss or damage to property of the Tenant or of others which is located on the Leased Premises; or

      (c) for any loss or damage suffered by the Tenant or of others occupying the Leased Premises or any part thereof caused by reason of interruption of the business or businesses carried on in the Leased Premises, resulting from any cause whatsoever, save and except where such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants, employees or others for whom it may, in law, be responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for death or injury or damage to persons or property resulting from fire, explosion, earthquake, flood, falling plaster, steam, gas, electricity, water, rain, snow, dampness or leaks from any part of the Leased Premises or from the streets and other properties adjacent thereto. Further without limiting the generality of the foregoing, the Landlord shall not be liable for any such damage caused by the occupants of property adjacent to the Leased Premises or the public or caused by operations in the construction of any private, public or quasi-public work. Except as aforesaid, all property of the

                                       30.

Tenant kept or stored on the Leased Premises shall be kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant's insurers.

                                  ARTICLE NINE

                                      TAXES

Section 9.01 Payment of Tenant's Taxes: The Tenant covenants to pay all Tenant's Taxes, as and when the same become due and payable. Where any Tenant's Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord, as Additional Rent, within five (5) days after demand.

Section 9.02 Tenant's Proportionate Share of Landlord's Taxes: The Tenant covenants to pay to the Landlord, as Additional Rent, its Proportionate Share of the Landlord's Taxes in each calendar year. Payment shall be made in accordance with the provisions of Sections 4.03 and 4.04 hereof.

Section 9.03 Payment of Landlord's Taxes - Appeals: The Landlord covenants to pay all Landlord's Taxes, subject, nevertheless, to the payments on account of Landlord's Taxes required to be made by the Tenant pursuant to this Lease. The Landlord may appeal any official assessment of or the amount of any Taxes or other taxes based on such assessment and relating to the Project. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it under the provisions of this Section
9.03 to the extent permitted by law, and the Tenant shall co-operate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

Section 9.04 Allocation of Taxes: In the event that the Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord's Taxes, Tenant's Taxes or assessment of Landlord's Taxes attributable to the Building, the Common Areas and the Lands, such allocation shall be made by the Landlord, acting reasonably. In the event of any dispute as to the amount of such allocation, an allocation made by an independent professional tax consultant appointed by the Landlord. If, in the event the Tenant disputes, in good faith, the allocation of Landlord's independent professional tax consultant, and the parties cannot resolve such dispute within five (5) months' business days, the provisions of Article 18 shall apply and the dispute shall be resolved by arbitration.

Section 9.05 Separate Assessment for the Leased Premises: If there are separate real property tax bills for all or part of the Leased Premises, the Tenant will:

      (a) pay, as Additional Rent, directly to the taxing authorities (or to the Landlord if the Landlord so directs) and discharge during the Term and within the times stipulated by the taxing authorities, all Landlord's Taxes that are imposed, levied, rated, charged or assessed on, in respect of, or against all or part of the Leased Premises based on one or more separate real property tax bills for all or part of the Leased Premises rendered by a lawful taxing authority;

      (b) except to the extent that the Landlord otherwise directs, deliver to the landlord, within ten (10) days after the Tenant receives it, a copy of each separate tax bill and assessment notice for all or part of the Leased Premises; and

      (c) except to the extent that the Landlord otherwise, directs, promptly deliver to the Landlord receipts evidencing the payment of portion of

                                       31.

            the required Landlord's Taxes and furnish such other relevant information as the Landlord reasonably requires.

To the extent that there are no separate real property tax bills for the Leased Premises or that there are separate real property tax bills for only part of the Leased Premises, there are assessments from the assessing authorities (whether for realty tax or business tax purposes) allocating a separate realty assessment or separate realty assessments to all or part of the Leased Premises in respect of which there is no separate real property tax bill, the Landlord will allocate to the Leased Premises based on the separate realty assessment or assessments, and the Tenant will pay to the Landlord, as Additional Rent, the portion of Landlord's Taxes so allocated by the Landlord.

Section 9.06 Adjustment of Taxes: If in any fiscal period, during any portion of which the Tenant is obligated to pay Minimum Annual Rent, the commercial rate of the relevant taxing authority has not been applied to the Project or any part thereof, as fully completed and fully occupied, then Taxes shall be adjusted and determined by the Landlord by including such additional amount therein as would have formed part of Taxes if the commercial mill rate had been applied to the amount which would have been the assessment of the Building as fully completed, fully assessed and fully occupied by tenants with no special exemptions.

Section 9.07 Receipts: Whenever required by the Landlord, the Tenant will forthwith deliver to it receipts for payment of all the Tenant's Taxes and furnish such other information in connection therewith as the Landlord may reasonably require.

Section 9.08 Separate School Taxes: If the Tenant elects to be assessed as a separate school supporter, the Tenant will pay to the Landlord, the excess, if any, of the separate school taxes over public school taxes resulting from such election.

Section 9.09 Business Taxes and Other Taxes Payable by the Tenant: In each calendar year during the Term, the Tenant will pay and discharge or cause to be paid or discharged when they become due and payable, all taxes, rates, duties and assessments, license fees and other charges that may be levied, rated, charged or assessed in respect of any and every business carried on thereon or therein or in respect of the use or occupancy thereof by the Tenant and by any and every sublessee, licensee, concessionaire and all other persons conducting business upon or from the Leased Premises (other than such taxes as corporate, income, profits or excess profits taxes assessed upon the income of the Landlord) whether the taxes, rates, duties, assessments and licence fees are charged by a municipal, parliamentary, school or other body during the Term, and will indemnify and keep indemnified, the Landlord from and against payment for all loss, costs, charges and expenses occasioned by, or arising from any and all such taxes, rates, duties, assessments, licence fees, and any and all taxes which may in future be levied in lieu of such taxes, and any such loss, costs, charges and expenses suffered by the Landlord may be collected by the Landlord as Rent with all rights of distress and otherwise as reserved to the Landlord in respect of Rent in arrears. The Tenant further covenants and agrees that upon request of the Landlord, the Tenant will promptly deliver to the Landlord for inspection, receipts (all of which shall be held by the Landlord in strict confidence) for payment of all taxes, rates, duties, assessments, and other charges in respect of the foregoing which were due and payable up to thirty (30) days prior to the request, and in any event will furnish to the Landlord if requested by the Landlord, evidence of payment satisfactory to the Landlord before the twenty-first (21st) day of January in each year covering payments for the preceding calendar year.

Section 9.10 No Appeal by Tenant: The Tenant will not appeal any government assessment or determination of the value of the Leased Premises, or a portion thereof whether or not the assessment or determination affects the amount in respect of Landlord's Taxes to be paid by the Tenant. The Tenant instead will rely on the Landlord to conduct any appeal in the interest of all

                                       32.

occupants of the Building and the Landlord will not do so unless the appeal, in the opinion of the Landlord, would be reasonably likely to attain a favourable result. The Landlord will not be responsible to the Tenant for any action or failure to act under this section unless the decision to act or not to act was not made in good faith. The cost of all appeals by the Landlord will be included in Landlord's Taxes. If, in the event Landlord does not appeal, Tenant may do so at Tenant's cost.

                                   ARTICLE TEN

                                  FORCE MAJEURE

Section 10.01 Force Majeure: The Landlord and the Tenant agree whenever and to the extent that either party shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder (other than the payment of any monies, including without limitation the Tenant's obligation to pay Rent) in respect of the doing of any work or the making of any repairs or otherwise by reason of being unable to obtain the materials, goods, equipment, service, utility or labour required to enable it to fulfil such obligation, and in each case assuming no suitable substitute acceptable to Landlord and Tenant is available, or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or a direction of any governmental department or office or other Authority or by reason of its inability to procure any license or permit required thereby, or by reason of any strike, lock-out, slow-down or other combined action of workers, or shortage of material or unusual delay by common carriers or by unusually severe weather conditions, or by the bankruptcy or insolvency or financial condition of the general contractor or any other cause beyond the reasonable control of the party (except financial condition or lack of funds of Landlord or Tenant, as applicable), as the case may be, not caused by the default or act of or omission by such party and not avoidable by the exercise of reasonable effort or foresight by it, then so long as such impediment continues, such party shall be relieved from the fulfilment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort occasioned thereby. The time period for either Landlord or Tenant to complete any of its obligations as herein contained shall automatically be extended by the time that such impediment continues.

                                 ARTICLE ELEVEN

                                     ACCESS

Section 11.01 Exhibit: The Tenant will permit the Landlord or the agents of the Landlord to exhibit the Leased Premises at all reasonable hours during the Term to prospective Mortgagees or purchasers, and during the last twelve months of the Term to prospective tenants. The Landlord will be entitled from time to time to post and maintain a "For Lease" or "For Sale" sign on the exterior of the Building comprising part of the Leased Premises at any time during the last twelve months of the Term. Any "For Sale" or "For Lease" placed by the Landlord on the exterior of the Building will not be placed in a location which would obstruct or otherwise adversely affect Tenant's signage.

                                 ARTICLE TWELVE

                                   OVERHOLDING

Section 12.01 Tenancy after Expiration: The Tenant has no right to remain in possession of all or any portion of the Leased Premises following expiration or termination of this Lease except as herein expressly provided or otherwise with Landlord's consent. If, at the expiration of the Term or sooner termination thereof, the Tenant shall remain in possession without any further written agreement, and in circumstances where a tenancy would thereby be implied

                                       33.

by implication of law, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only at a minimum monthly rental, payable each month in advance, at a rate equal to one hundred and fifty (150%) percent of the Minimum Annual Rent payable during the last full month prior to expiration or termination, and otherwise upon and subject to the same terms and conditions as herein contained (including the requirement to pay Additional Rent), excepting provisions for renewal, and nothing, including the acceptance of any Rent by the Landlord, shall extend to the contrary except a specific agreement in writing between the Landlord and the Tenant as aforesaid and the Tenant hereby authorizes the Landlord to apply any monies received from the Tenant in payment of such monthly Rent.

                                ARTICLE THIRTEEN

                           ASSIGNMENT AND SUBLETTING

Section 13.01 Consent Required: The Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor mortgage or encumber this Lease or the Leased Premises or any part thereof, nor suffer or permit the occupation of all or any part thereof by others, without the prior written consent of the Landlord in each instance, which consent will not be unreasonably withheld or delayed, provided that the Tenant is not then in default hereunder. The consent by the Landlord to an assignment or subletting will not constitute a waiver of the necessity for such consent to a subsequent assignment or subletting. This restriction against assigning or subletting will be construed to include a restriction against any assignment or subletting by operation of law. Notwithstanding any assignment or sublease, the Tenant will remain fully liable on this Lease and will not be released from performing the terms, covenants and conditions of this Lease. If the Landlord consents to an assignment of this Lease or subletting of the Leased Premises, the Landlord or its solicitors will prepare a consent document, in form and content satisfactory to the parties, acting reasonably, and all the Landlord's reasonable costs with respect thereto will be borne by the Tenant. Notwithstanding the foregoing the Tenant shall not be entitled to assign or sublet this Lease in whole or in part prior to the Date of Substantial Completion.

Section 13.02 Conditions of Consent: If the Tenant receives consent under
Section 13.01, the consent will be subject to the condition that the proposed assignee or subtenant shall have agreed with the Landlord to assume and perform each of the covenants, obligations and agreements of the Tenant in this Lease and if a subtenant that it will at the request of the Landlord vacate its premises on the termination of this Lease.

Section 13.03 Information to be Provided: If the Tenant desires to assign this Lease or to sublet or part with possession of any part of the Leased Premises, or to transfer this Lease in any other manner, in whole or in part, or any estate or interest hereunder, then the Tenant will give prior written notice to the Landlord of its desire and shall provide to the Landlord such information in respect of the proposed assignee, transferee or subtenant as is then in its possession or subject to its reasonable control. The Tenant shall use best efforts, without expenditure of money, to obtain such additional credit, financial or business information in respect of the proposed assignee, transferee or subtenant or the principals thereof as the Landlord may reasonably request.

Section 13.04 Restricted Transaction: Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of the last sentence of this Section 13.04, the Tenant covenants that if it or any one or more of its shareholders:

                                       34.

            (i) proposes to enter into any corporate transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger or otherwise) whereby all or substantially all of its undertaking, property or assets would become the property of another Person; or

            (ii) proposes to enter into any contract, transaction, arrangement, or any series of contracts, transactions, or arrangements with any one or more parties with which it does not deal at arm's length; or

            (iii) proposes to enter into any transaction, document, voting trust or other arrangement which could or might directly or indirectly change the identity of the parties that control the Tenant;

the Tenant shall as soon as possible but in any event prior to completion of the transaction deliver written notice thereof to the Landlord (except that if the Tenant or any shareholder of Tenant files notice with any relevant securities exchange, commission or other similar Authority, the Tenant shall not be obligated to deliver such notice prior to the date upon which notice is filed by the Tenant or any other shareholder of the Tenant with such relevant securities exchange, commission or other similar Authority) and shall obtain Landlord's written consent, which shall not be unreasonably withheld or delayed prior to completion of such transaction. If the Landlord, in its discretion, acting reasonably determines that the ability of the Tenant to pay Rent and otherwise perform its obligations herein could or might be diminished notice, the Landlord may require from the Tenant as a condition of completion of the proposed transaction, additional security by way of additional covenant, letter of credit or otherwise to support the diminished ability of the Tenant to continue to pay Rent and perform its obligations throughout the Term of the Lease. Notwithstanding anything herein contained any transaction made at the time when the Tenant is a public company shall not constitute a transaction requiring compliance by the Tenant with this Section 13.04.

Section 13.05 Financial Information: The Tenant shall deliver to the Landlord within thirty (30) days of issuance thereof its annual audited or unaudited consolidated financial statements. The Landlord shall maintain such information in strict confidence and shall not disclose such information to any party including a proposed lender or purchaser, as the case may be, unless and until such purchaser or lender agrees in writing in favour of the Tenant to maintain in strict confidence all such information, except as may be reasonably disclosed by the Landlord or any such lender or purchaser to comply with laws requiring disclosure.

Section 13.06 Transactions with an Affiliate: No consent of the Landlord shall be required on any assignment or a sublease of the Leased Premises by the Tenant to an Affiliate provided that the Tenant shall be fully liable on this Lease and shall not be released from performing the terms, covenants and conditions of this Lease and the assignee or subtenant complies with the provisions of Section
13.02 hereof. Nothing herein shall relieve the Tenant from its continuing obligations under Sections 13.04 and 13.05 hereof.

Section 13.07 Assignment by Landlord: In the event of the sale, lease or assignment by the Landlord of its interest in the Leased Premises and to the extent that the purchaser or assignee thereof is responsible for compliance with the covenants and obligations of the Landlord hereunder and agrees in writing with the Tenant that the Tenant may remain in occupation of the Leased Premises in accordance with and subject to compliance by the Tenant with the terms and conditions of this Lease, the Landlord without further written agreement will be freed and relieved of liability of its covenants and obligations herein contained.

                                       35.

                                ARTICLE FOURTEEN

                                  CONSTRUCTION

Section 14.01 Agreements Concerning Construction:

      (a) The Landlord covenants and agrees that it shall, at its sole cost and expense, construct and complete the Building in the location shown on the Site Plan and in accordance with the Plans and Specifications. In addition, the Landlord at its sole cost and expense shall construct and complete the parking areas and driveways and other exterior facilities as shown on and in accordance with or described on said Site Plan or Plans and Specifications. The Landlord shall not vary or amend the Site Plan or the Plans and Specifications in any respect which materially affects the structure of the Building, size of floor plate, materially reduces Building functionality or materially affects aesthetics of the interior or exterior of the Building without having first obtained the prior written consent of the Tenant. Notwithstanding the foregoing the Landlord may prior to commencement of construction, by written notice to the Tenant, elect to add one-storey to the Building and build a Building of six storeys so long as such construction does not result in insufficient parking on a breach of any of the other terms and provisions of this Lease. The Tenant confirms that if it has not provided its acceptance or rejection of a proposed change or revision within five (5) days of written notice from the Landlord, it shall be deemed to have accepted such change or revision. All agreed amendments to the Plans and Specifications shall be dated and appended to Schedule "B" hereto. All of the work to be carried out by the Landlord pursuant to this Section is herein referred to as "Landlord's Work".

      (b) All construction work shall be carried out in a good and workmanlike manner and with quality materials in accordance with the Site Plan and Plans and Specifications, and compliance with building permits and Site Plan approvals therefor and all laws, by-laws, regulations, directives and notices of all Authorities. Services required for the Leased Premises as of the Date of Substantial Completion shall be installed and paid for by the Landlord and the Landlord shall not arrange for the installation of such services by the regional, metropolitan or municipal government in such a way that the cost thereof shall be assessed as a local improvement, impost, levy or charge to be included in Realty Taxes levied against the Leased Premises.

      (c) The Landlord and Tenant acknowledge that construction of the Building will be proceeding on a "fast track" basis. Each of Landlord and Tenant agree to provide full and timely co-operation with the other in order to ensure that all decisions are made, approvals obtained and commitments entered into as soon as possible so as to facilitate Substantial Completion on the earliest possible date. Subject to the foregoing, the Landlord shall, with diligence, proceed to obtain all necessary permits and approvals and as soon as possible following the obtaining thereof shall proceed with the construction and completion of Landlord's Work.

      (d) If the Tenant desires that changes or revisions be made to the Site Plan or Plans and Specifications whether prior to or during the course of construction, the Tenant shall deliver to the Landlord a written request setting out the changes or revisions requested. The Landlord need not accept any change or revision which in its opinion, acting reasonably, adversely affects the structure of the Building, reduces Building functionality or aesthetics of the interior or exterior of the Building, or reduces the useful life of the Building, or generally

                                       36.

            degrades the quality of the Building. In respect of any other changes or revisions, the Landlord shall immediately provide a copy of such written request to the Architect and to the general contractor retained by it to carry out Landlord's Work and shall request from such general contractor its advice as to (i) the adjustment required to the cost of construction and (ii) the effect that such proposed change order will have on the estimated Date of Substantial Completion which information the Landlord shall promptly provide to the Tenant. The Tenant may either accept the change order or withdraw its request for same. Pricing for any change or revision accepted by the Tenant, unless otherwise specified shall include a 10% administration fee to the Landlord. If the Tenant approves the change order, the Tenant shall pay to the Landlord on or before the date same becomes payable to the general contractor, the cost adjustment required by the change order. If the change order results in a reduction in the cost of Landlord's Work, the difference shall only be available to the Tenant as a reduction of amounts otherwise payable by the Tenant to the Landlord pursuant to other change orders.

      (e) On or after the Date of Substantial Completion, the Tenant shall provide to the Landlord, its employees, contractors and subcontractors access to the Leased Premises during normal business hours and subject to such reasonable conditions as the Tenant may establish to enable the Landlord to fully complete the Landlord's Work in accordance with the provisions of this Lease provided that the Landlord shall carry out the balance of its work in a manner so as not to materially interrupt or interfere with the Tenants occupation or use of the Leased Premises. Landlord and Tenant shall co-operate to establish schedules, rules and other terms as appropriate for the completion of required work.

      (f) During the course of construction, the Tenant and its employees and consultants shall have reasonable access to the Leased Premises to inspect and examine all work being carried out, provided that such right of inspection and examination shall not be exercised in a manner which would interfere with the construction and completion of Landlord's Work. In the event that the Tenant gives to the Landlord any notice that the Landlord's Work being carried out is deficient or is otherwise not in compliance with the Plans and Specifications or the Site Plan which notice shall contain particulars of the alleged deficiency or non-compliance, the Landlord shall immediately provide a copy of such notice to the Architect and shall immediately attempt to cure such deficiency or non-compliance by enforcing its remedies as appropriate in accordance with the provisions of the construction contract with its general contractor or otherwise with the intention that such alleged deficiency or non-compliance be rectified in the shortest possible time. The Architect shall promptly notify the Landlord and Tenant whether or to the extent he concurs with the provisions of the Tenant's notice. Either Landlord or Tenant may refer the decision of the Architect to arbitration. The decision of the Architect or determination by arbitration may be:

            (i) that the work required to be done as set out in Tenant's notice was required to cure a deficiency or non-compliance in which event no adjustments need be made; or

            (ii) that the work required to be done as set out in Tenant's notice was not required to cure a deficiency or non-compliance in which event the work required to be done shall be deemed to have been done pursuant to a change order with an appropriate adjustment to cost of construction and the scheduled Date of Substantial Completion; or

                                       37.

            (iii) that a portion of the work required to be done as set out in
                  Tenant's notice was not required to cure a deficiency or non-compliance in which event that portion of the work shall be deemed to have been done pursuant to a change order with an appropriate adjustment to cost of construction and the scheduled Date of Substantial Completion.

      (g) Landlord and Tenant agree to react immediately to any request made by the other of them for any variation to the materials or the construction techniques set out in the Plans and Specifications with the intent that any required changes will be agreed to in the shortest possible time.

      (h) Within thirty (30) days of the Date of Substantial Completion, the Landlord shall deliver to the Tenant a certificate issued by the Architect certifying that the Landlord's Work has been carried out in accordance with all applicable laws, by-laws and regulations applicable thereto and in accordance with the Site Plan and Plans and Specifications. The Landlord agrees to use its best efforts to complete any incomplete work as noted in the certificate of the Architect promptly in a good and workmanlike manner.

      (i) Landlord and Tenant shall meet not less than monthly to review progress of construction and any other matters which either Landlord or Tenant wishes to raise and at each such meeting the Landlord shall provide to the Tenant its estimate of the Date of Substantial Completion.

      (j) All Tenant's Improvements required by the Tenant shall be carried out by the Landlord subject to specifications and a budget acceptable to both Landlord and Tenant. Landlord and Tenant agree to negotiate in good faith to establish same as soon as possible and when established same shall be initialled by officers of Landlord and Tenant and appended to this Lease. The Landlord shall provide to the Tenant an allowance of twenty-five ($25) dollars per square foot of Gross Leasable Area leased by the Tenant. The timing for disbursement of the Tenant Allowance by the Landlord shall be set out in the budget. The cost of Tenant Improvements in excess of the Tenant allowance shall be paid by the Tenant as soon as the Tenant's Allowance has been exhausted all in accordance with the budget.

      (k) If the Landlord has not Substantially Completed construction of the Building, including Tenant improvements and exterior work necessary for Tenant's occupancy of the Leased Premises by a date which is fourteen (14) months after the date when all required building permits for construction of the Building have been obtained and such failure by the Landlord to complete its construction obligations was for reasons other than Force Majeure, change orders requested by the Tenant, or fault of the Tenant, the Tenant shall be entitled to one
            (1) month free of Minimum Annual Rent for each month the Date of Substantial Completion is thereafter delayed. The Minimum Annual Rent free period shall be pro-rated for a delay of less than one (1) calendar month. The entitlement to periods free of Minimum Annual Rent is not to restrict the Tenant from any entitlement it may otherwise have to claim from the Landlord such direct damages as it may have incurred as a result of the Landlord's delay.

      (l) In the event of any dispute between Landlord and Tenant arising under any provision of this Article which cannot be resolved by good faith negotiations, such dispute shall be determined by arbitration in accordance with the provisions hereof.

                                       38.

                                 ARTICLE FIFTEEN

                           FIXTURES AND IMPROVEMENTS

Section 15.01 Removal and Restoration of Improvements: All alterations, decorations, additions and improvements to the Leased Premises made by either the Landlord or the Tenant (in this section 15.01 called "leasehold improvements") will, upon installation, become the property of the Landlord. The Tenant covenants and agrees that it shall not charge or encumber the leasehold improvements or install any leasehold improvements which are leased by it unless the lender or lessor shall have first entered into a written agreement with the Landlord (which shall accrue to the benefit of the Landlord and its Mortgagees and their respective successors and assigns), in form and having substance acceptable to the Landlord, acting reasonably, pursuant to which such lender or lessor acknowledges and agrees that: (a) it shall not register any notice of its right, title and interest in such leasehold improvements against title to the Leased Premises or any part thereof; (b) that it shall not at any time (including, without limitation, at any time following a default by the Tenant in its obligations to such lender or lessor) assert or make any claim with respect to any such leasehold improvements or take any action or proceedings whatsoever to recover possession of such leasehold improvements; and (c) title to such leasehold improvements shall vest in the Landlord free and clear of any and all interests or claims of such lender or lessor in such leasehold improvements.

Notwithstanding the foregoing, all signage and all trade fixtures, equipment, apparatus, and moveable personal property, owned by the Tenant and installed in the Leased Premises shall remain the property of the Tenant and may be removed at the expiration of the Term, provided that the Tenant shall not at such time be in default of any terms or covenants of this Lease and provided that the Tenant shall, at its expense, make good any damage caused by such removal. If the Tenant is in default, the Landlord shall have the benefit of any applicable lien on the Tenant's property located in or on the Leased Premises as may be permitted under the laws of the Province of Ontario and in the event such lien is asserted by the Landlord in any manner or by operation of law the Tenant shall not remove or permit the removal of said property until the lien has been removed and all defaults have been cured.

For greater certainty, the Tenant's trade fixtures, equipment and apparatus shall not include any:

      (a) heating, ventilating and air conditioning systems, facilities and equipment in, or serving the Leased Premises;

      (b)   floor covering affixed to the floor of the Building;

      (c)   light fixtures; and

      (d) plumbing fixtures (including washroom fixtures and accessories), electrical, mechanical and other building systems and accessories related thereto.

Notwithstanding the above provisions, any supplementary heating, ventilating and air conditioning systems, facilities and equipment exclusively serving the Leased Premises and installed and paid for solely by the Tenant during the Term may be removed by the Tenant at the expiration or termination of the Term so long as it is not in default hereunder and provided that the Tenant makes good any damage caused by such removal. The Landlord may by notice to the Tenant require the Tenant to remove from the Leased Premises any fixtures, equipment apparatus, signage or other property which the Tenant is entitled when not in default to remove at the expiration of the Term.

Section 15.02 Not to Overload Floors or Ceilings: The Tenant covenants that it will not bring upon the Building any machinery, equipment or thing

                                       39.

that by reason of its weight, size or use in the opinion of the Architect, might damage the Improvements and will not at any time overload the floors or ceilings of the Improvements. If overloading occurs and damage ensues, the Tenant will forthwith repair the damage at its sole cost and expense. Tenant acknowledges that the building has been planned using a space allocation of 150 sq. ft. per person.

Section 15.03 Tenant shall Discharge all Liens: The Tenant shall promptly pay all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied or performed in respect of the Leased Premises and shall forthwith discharge any liens arising therefrom at any time filed against the Leased Premises or any part thereof. In the event that the Tenant shall fail to cause any such lien to be discharged within ten (10) days of being notified of the filing thereof, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, and the amount so paid by the Landlord and all costs and expenses, including reasonable solicitor's fees incurred by the Landlord in procuring the discharge of such lien and in defending any action brought by any lien claimant, shall be due and payable by the Tenant to the Landlord forthwith as Additional Rent.

                                 ARTICLE SIXTEEN

                            ENVIRONMENTAL PROVISIONS

Section 16.01 Environmental Provisions:

      (a) The Tenant covenants and agrees on behalf of itself and its sublessees and assigns that it shall, at its sole cost and expense at all times throughout the Term and any, overholding, extension or renewal thereof, observe and otherwise comply with, and cause its sublessees to observe and comply with, all federal, provincial or municipal laws, regulations and requirements relating in any way to the protection of the environment which affect the Leased Premises, the use and occupation thereof by the Tenant, its sublessees and/or the business conducted thereupon by the Tenant or its sublessees including without limitation the Environmental Protection Act (Ontario) and the regulations promulgated thereunder (collectively, the "Environmental Laws"). Without limiting the generality of the foregoing, the Tenant covenants and agrees that it shall not cause or permit any hazardous or toxic substance, material or chemical, as defined or declared to be such pursuant to any Environmental Laws (hereinafter called a "Hazardous Substance"), to be brought upon, stored, kept or used in or about the Leased Premises or any part thereof other than any Hazardous Substance that is used in the ordinary course of the business carried on at the Leased Premises and which is stored, kept and used in strict compliance with all Environmental Laws pertaining thereto. Upon the expiration or earlier termination of this Lease, the Tenant shall cause each and every Hazardous Substance which is then located on the Leased Premises to be removed from the Leased Premises in compliance with all Environmental Laws.

      (b) The Tenant shall forthwith provide the Landlord with written notice of any order, direction, notice of default or legal action which has been issued and is outstanding or is threatened pursuant to any Environmental Laws relating to the Leased Premises, the use and occupation of the Leased Premises or the business carried on at the Leased Premises and which the Tenant has received.

      (c) The Landlord and its agents, servants, employees and representatives shall have the right (but not the obligation) to inspect

                                       40.

            (including testing) the Leased Premises during normal business hours and following reasonable prior written notice to the Tenant for the purpose of determining whether the Tenant is in compliance with the above provisions. The Tenant shall pay as Additional Rent any reasonable costs incurred by the Landlord in making such inspections of the Leased Premises if by virtue of said inspection the Tenant is determined to be in material default under this Lease. Such costs shall be paid forthwith upon demand. In the event that the Landlord determines, acting reasonably, that the Tenant is in material breach of the above covenants, then the Landlord shall provide the Tenant with notice in writing of the breach and the Tenant shall after receipt of such notice commence to rectify such breach at the Tenant's sole cost and expense. In the event that the Tenant has not initiated action to rectify such breach, then the Landlord, at its option and in its sole discretion, may terminate this Lease without any further notice or may rectify such breach at the cost of the Tenant, and the Tenant shall forthwith upon demand reimburse the Landlord for the cost of rectification together with an administration and management fee of fifteen (15%) percent thereof and such amount shall be considered to be Additional Rent under this Lease and collectible as Additional Rent. Provided further that in the event the Tenant takes action to rectify such breach, the Tenant shall complete such rectification within a reasonable period of time after receipt of notice given above by the Landlord.

      (d) If any Authority shall require the clean-up of any Hazardous Substances held, released, spilled, abandoned or placed upon the Leased Premises or released into the environment by the Tenant, its sublessees or by anyone permitted to be on the Leased Premises by the Tenant or as a result of the use or occupancy of the Leased Premises by the Tenant or its sublessees, then the Tenant shall, at its own expense, prepare all necessary studies, plans and proposals and submit the same for approval, provide all bonds and other security required by such Authorities and carry out and complete the work required and provide to the Landlord full information with respect to proposed plans and the status from time to time of its clean-up work.

      (e) If the Tenant or its sublessees or assigns or anyone else permitted on the Leased Premises by the Tenant creates or brings to the Leased Premises any Hazardous Substance or if the conduct of business at the Leased Premises shall cause there to be any Hazardous Substance at the Leased Premises then, notwithstanding any provision in this Lease or rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation to the Leased Premises of the Hazardous Substance or the goods containing the Hazardous Substance, and notwithstanding the expiration or earlier termination of this Lease.

      (f) The Tenant hereby indemnifies the Landlord and each and every of its officers, directors, employees, agents and shareholders and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (including, without limitation, (i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any action or matter; and (ii) any cost, liability or damage arising out of a settlement of any action entered into by the Landlord with or without the consent of the Tenant), which at any time or from time to time may be paid, incurred or asserted against any of them for, with respect to or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage,

                                       41.

            discharge, emission or release from, the Leased Premises of any Hazardous Substance, but only to the extent caused by the act, omission or negligence of the Tenant or anyone for whom it is in law responsible.

      (g) The covenants, agreements and indemnification by the Tenant contained in this Article 16 shall survive the expiration or earlier termination of this Lease notwithstanding anything herein contained to the contrary.

      (h) The Landlord acknowledges and agrees that the covenants, agreements and indemnification by the Tenant contained in this Section 16.01 shall not extend to nor include any Hazardous Substances located at or upon the Leased Premises as at the Date of Substantial Completion.

      (i) The Landlord hereby indemnifies the Tenant and each and every of its officers, directors, employees, agents and shareholders and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (including, without limitation, (i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any action or matter; and (ii) any cost, liability or damage arising out of a settlement of any action entered into by the Tenant with or without the consent of the Landlord), which at any time or from time to time may be paid, incurred or asserted against any of them for, with respect to or as a direct or indirect result of, the presence on or under the Leased Premises of any Hazardous Substance prior to the Date of Substantial Completion unless the presence of the Hazardous Substance resulted from the act, omission or negligence of the Tenant or anyone for whom it is in law responsible.

                                ARTICLE SEVENTEEN

                                     DEFAULT

Section 17.01 Remedies on Default: If:

      (a) if the Tenant shall be in default in payment of any Rent, and such default shall continue for a period of five consecutive days after the due date for payment thereof; or

      (b) the Tenant shall be in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay Rent) and such default shall continue for a period of thirty (30) days (or such longer period as may be reasonable in the circumstances to cure such default) after written notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default; or

      (c) any property of the Tenant has been sold under a valid writ of execution, or the Tenant shall have made a general assignment for the benefit of creditors or made a proposal, or have had a receiving order made against it under the Bankruptcy Act, or the Tenant becoming bankrupt or insolvent shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors, or any action whatever, legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of the Tenant; or

       (d) the Leased Premises shall be used for any other purpose than that for which the same were let or by any Person or Persons not

                                       42.

            permitted by the terms of this Lease without the Landlord's prior written consent;

      (e) a trustee, receiver, receiver-manager, manager, agent or other like Person shall be appointed in respect of the assets or business of the Tenant or any other occupant of the Leased Premises,

then and at the option of the Landlord the Term shall become forfeited and void, and the then current month's Rent together with the Rent for the 3 months next ensuing shall immediately become due and payable, and the Landlord may without notice or any form of legal process whatsoever forthwith re-enter the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of its former estate. The Landlord, in addition to any other remedies which it may have, shall have the right to enter the Leased Premises as agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefor, and without being deemed to have terminated this Lease, and to relet the Leased Premises as the agent of the Tenant and to receive the rent therefor to be applied on account of the Rent, or the Landlord may, at its option, re-enter and take possession of the Leased Premises and in addition the Tenant shall also be liable to the Landlord for any and all damage occasioned by reason of such abandonment, vacating or improper use of the Leased Premises.

Section 17.02 Landlord's Right to Perform: In addition to all other remedies the Landlord may have by this Lease or by law, if the Tenant shall make default in any of its obligations hereunder, the Landlord may, at its option, perform any such obligation after thirty (30) days' written notice to the Tenant specifying the default with reasonable particularity, if the Tenant does not either (i) present to the Landlord evidence of binding arrangements with third parties to remedy its default or (ii) the Tenant does not cause such third parties to remedy its default or (iii) does not remedy its default itself within such period or such longer period as may be reasonable in the circumstances for such default, and in such event the cost of performing such obligation shall be payable by the Tenant to the Landlord without set-off on the next-ensuing Rent payment date as Additional Rent and on default of such payment, the Landlord shall have the same remedies as on default of payment of Rent.

Section 17.03 Distress: The Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears.

Section 17.04 Interest and Costs: Tenant shall pay to Landlord interest at a rate of six (6%) per cent in excess of the prime lending rate of the Canadian Imperial Bank of Commerce, determined and accruing daily, adjusted from time to time upon an adjustment in the prime lending rate and compounded monthly not in advance, upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Tenant shall indemnify Landlord against all costs and charges (including legal fees) lawfully and reasonably incurred in endorsing payment thereof, and in obtaining possession of the Leased Premises after default of Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, proviso or agreement of Tenant herein contained.

Section 17.05 Allocation of Payments: Except as otherwise provided herein, the Landlord may at its option apply sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit.

Section 17.06 Survival of Obligations: If the Tenant has failed to fulfil its obligations under this Lease with respect to the maintenance, repair and alteration of the Premises and removal of signage, trade fixtures, equipment and apparatus from the Premises during or at the end of the Term, such obligations and

                                       43.

the full Landlord's rights in respect thereto shall remain in full force and effect notwithstanding the expiration or sooner termination of the Term.

Section 17.07 Non-waiver: No condoning, excusing or overlooking by the Landlord or Tenant of any default, breach or non-observance by the other of them at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of rights hereunder of the party not in default in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the party not in default or in respect of any continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or committed by the party not in default save only by express waiver in writing.

Section 17.08 Alternative Remedies: The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of a default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provision hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law. The Tenant may from time to time resort to any or all of the rights and remedies available to it in the event of a default hereunder by the Landlord, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provision hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Tenant by statute or the general law.

                                ARTICLE EIGHTEEN

                                  ARBITRATION

Section 18.01 Arbitration: Whenever in this Lease it is provided that any matter in dispute between the parties may be determined by arbitration and such matter in dispute cannot be solved by good faith negotiation, the following provisions shall apply:

      (a) Arbitration proceedings shall be commenced by a party giving notice to the other party of its desire to submit the matters in difference to arbitration, at which time the party giving notice of arbitration shall give the name of the arbitrator who is its nominee. Within seven (7) days of the receipt of such notice, the other party shall give notice of the name of the arbitrator who is its nominee to the party desiring such arbitration. If either party fails to appoint an arbitrator to be its representative and to notify the other party of such appointment, the party who has appointed the arbitrator may apply to a Judge of the Court of General Division of the Province of Ontario to appoint an arbitrator to be the representative of the other party. The two arbitrators so appointed shall, within seven
            (7) days of their appointment appoint a third arbitrator, and if they fail to agree on such appointment within such period, the third arbitrator shall be appointed by a Judge of the Court of General Division of the Province of Ontario upon an application of either party. Each arbitrator appointed shall have relevant expertise in respect of the matter in dispute.

      (b) The three arbitrators appointed as aforesaid shall forthwith proceed to arbitrate the dispute between the parties and they shall within thirty (30) days or so soon thereafter as may be practicable, render their decision in writing. The decision as rendered shall be binding upon the parties hereto and shall not be subject to appeal.

                                       44.

      (c) In the event of the death, resignation, incapacity, neglect or refusal to act of or by any arbitrator appointed under these provisions and of such neglect or refusal continuing for a period of seven (7) days after notice thereof has been given by either party, another arbitrator shall be appointed to replace such arbitrator by the party whose representative he was, or by the two arbitrators if he was appointed as the third arbitrator; and failing the making of such appointment, the vacancy shall be filled by an arbitrator appointed by Judge of the Court of General Division of the Province of Ontario upon application by either party.

      (d) The cost of the arbitration shall be apportioned between the parties hereto or against either of them as the arbitrators may decide.

      (e) The provisions hereof shall be considered a submission under The Arbitrations Act (Ontario).

                                ARTICLE NINETEEN

                               GENERAL PROVISIONS

Section 19.01 Notices: Any notice, statement or request herein required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been sufficiently and effectually given if signed by or on behalf of the party giving the notice and mailed by registered prepaid post, in the case of notice to the Landlord, to it or its agents at:

Polaris Realty (Canada) Limited
Suite 101, Box 58, West Tower
2700  Matheson Boulevard East
Mississauga, Ontario
L4W 4V9

Facsimile: (905) 238-5054
Attention: President

with a copy to:

Smith Lyons
Suite 5800
Scotia Plaza
40 King Street West
Toronto, Ontario
M5H 3Z7

Facsimile: (416) 369-7250
Attention: Harold N. Little

to the Tenant at:

2355 Skymark Avenue
Mississauga, Ontario
L4W 4Y6

Facsimile: (905) 629-0022
Attention: Richard Arnold with a copy to President

Any such notice given as aforesaid shall be conclusively deemed to have been given and received, if delivered, on the date of such delivery or, if mailed, five (5) Business Days after such mailing. Either party may from time to time by notice to the other change the address to which notices are to be mailed.

                                       45.

Section 19.02 Planning Act: This Lease is expressly conditional upon compliance with applicable provisions of Section 50 of the Planning Act (Ontario) and amendments thereto as applicable.

Section 19.03 Registration: The Tenant will not register this Lease on title to the Landlord Lands. Upon the request of either party hereto, the parties will execute a short form of lease which shall be in the form annexed hereto as Schedule "C" which may be registered against title to the Lands. All costs related to such registration are to be borne by the party making the registration.

Section 19.04 Counterparts: This Lease may be signed in counterparts, all of which shall be read together and constitute one and the same Lease. If this Lease is signed in counterparts, a copy thereof shall be forwarded by facsimile transmission to the other party hereto, and the party making the transmission shall within twenty-four (24) hours thereafter forward by courier to the other party hereto four original copies of the Lease as executed by it in counterpart.

                                 ARTICLE TWENTY

                               SPECIAL PROVISIONS

Section 20.01 Right of First Refusal:

      (a) In the event that at any time subsequent to the date hereof and prior to the fifth anniversary of the Commencement Date (which date is herein called the "Refusal Date") the Landlord receives a bona fide, arm's length offer to lease other premises in the Building which it is then prepared to accept, it shall give notice to the Tenant which shall have attached thereto a copy of the offer to lease and other documentation which it is prepared to accept and such other information in respect of the proposed lease and the proposed tenant as it is then in its possession and the Tenant, so long as it is not then in default hereunder, shall have the right exercisable by written notice to the Landlord given within ten days after receipt of the foregoing notice from the Landlord, to elect to lease such premises for the same term and upon and subject to the same terms and conditions as are applicable to this Lease. If the election by Tenant to lease is made within the 60 days immediately preceding the Date of Substantial Completion the Landlord shall be entitled to such period up to 90 days as it requires to complete tenant improvements. The actual term of the lease shall commence as soon as Landlord can certify that all tenant improvements required for occupation of the premises have been completed. If such date occurs after the Commencement Date of this Lease the term of such lease shall be reduced by the number of days from and after the Commencement Date until the first date when such premises are ready for occupation. The Tenant allowance of $25.00 per sq. ft. shall be reduced by multiplying such amount by a fraction the numerator of which shall be the number of days in the initial term of such lease and the denominator of which shall be the number of days of the Initial Term hereof.

      (b) In the event that at any time or times subsequent to the Refusal Date the Landlord receives an offer to lease other premises in the Building which it is prepared to accept, it shall give notice to the Tenant which shall have attached it to a copy of the offer to lease and such other information in respect of the proposed lease and the proposed term as is then in its possession and the Tenant, so long as it is not then in default hereunder, shall have the right exercisable by written notice to the Landlord given within ten days after receipt of the foregoing Landlord's notice, to elect to lease such premises for the same term

                                       46.

            on the same terms and conditions as the Landlord was otherwise willing to accept.

      (c) Following any election by the Tenant to lease premises within the Building the Landlord and Tenant shall promptly enter Into either a modification of this Lease, or a separate lease as appropriate, to reflect the additional space to be leased to the Tenant in the Building.

      (d) Subject to the foregoing, the Landlord may offer to lease any premises within the Building for such periods and renewal terms as in its discretion considers appropriate, subject only to the rights of first refusal provided for above.

            IN WITNESS WHEREOF the parties have hereunto by the hands of their proper officers authorized in that behalf executed these presents and affixed their corporate seal as of the date first above mentioned.

                                    POLARIS REALTY (CANADA) LIMITED
                                    Per:

                                    /s/ [ILLEGIBLE]
                                    --------------------------------------------
                                    Name:
                                    Position:

                                    FINANCIAL MODELS COMPANY INC.
                                    Per:

                                    /s/ William R. Waters
                                    --------------------------------------------
                                    Name: William R. Waters
                                    Position: Chairman